SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 24, 2009

MAPLE MOUNTAIN PUMPKINS & AGRICULTURE, INC.

(Exact name of registrant as specified in Charter)

Nevada	000-52964	84-1426364
(State or other jurisdiction of incorporation ororganization)	(Commission File No.)	(IRS Employee Identification No.)

15011 North 75th Street
Scottsdale, Arizona  85260
(Address of Principal Executive Offices)

(480) 398-7000
(Issuer Telephone Number)

706 Rildah Circle
Kaysville, Utah  84037
(801) 628-5555
(Former Address and Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Page

Item 1.01 Entry into a Material Definitive Agreement	1
Item 2.01 Completion of Acquisition or Disposition of Assets	2
Item 5.01 Changes in Control of Registrant	44
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers	44
Item 5.06 Change in Shell Company Status	44
Item 8.01 Other Events	44
Item 9.01 Financial Statements and Exhibits	45

Signatures	46

Index to Financial Statements of Nouveau, Capital Pacific University, LLC, and the Pro Forma Financial Information of Nouveau, Capital Pacific University, LLC and Maple Mountain Pumpkins & Agriculture, Inc.	F-1

-i-

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Current Report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

Item 1.01 Entry into a Material Definitive Agreement

The Securities Exchange Agreement

On March 24, 2009, we closed an Agreement Concerning the Exchange of Securities between Maple Mountain Pumpkins & Agriculture, Inc. (“Maple Mountain”) and Nouveau Educational Systems, Inc. (“Nouveau”) and the Security Holders of Nouveau (the “Securities Exchange”).  Pursuant to the Securities Exchange, we issued 22,134,000 shares of our common stock for all of the issued and outstanding common stock of Nouveau.  We also issued 3,934,517 shares of our preferred stock and 4,500,000 of our stock options for an equal number of preferred shares and stock options issued by Nouveau.  An aggregate of 4,150,000 options are exercisable at $1.00 per share upon vesting on February 1, 2010 at any time until February 1, 2014 and the remaining 350,000 options are exercisable at $1.00 per share upon vesting on March 1, 2010 at any time until March 1, 2014.  On the closing date of the Securities Exchange, we had 1,250,000 shares of common stock outstanding after giving effect to the retirement of 25,000,000 shares previously held by two of our principal stockholders.

    We paid the two principal stockholders $75,000 in cash and issued to them promissory notes in the aggregate of $275,000 bearing interest at 6% per annum and due July 1, 2010 as consideration for the cancellation of the 25,000,000 shares.

Item 2.01 Completion of Acquisition or Disposition of Assets

See “Item 1.01 Entry into a Material Definitive Agreement” above.

The Item references below are to the Items in Form 10. The use of the terms “Nouveau”, the “Company”, “we”, “us”, “our” or similar words below, refer to the combined operations of Maple Mountain and Nouveau following the closing of the Securities Exchange.

Item 1. Business

Through our Piccolo International University (“PIU”) brand, we are a provider of online postsecondary education services focused on offering undergraduate degree programs and certificates in business disciplines such as accounting, digital marketing, finance, marketing, real estate investing, and small business management, as well as undergraduate and graduate degree programs and certificates in construction management and technology. PIU is committed to providing an academically rigorous educational experience with a focus on entrepreneurial education for small business owners as well as career-oriented programs that meet the objectives of working adults.  According to a March 2008 report from the U.S. Department of Education, National Center for Education Statistics, or NCES, the business discipline ranked as one of the four most popular fields of postsecondary education, based on degrees conferred in the 2005-06 school year.  Moreover, the Kauffman Index of Entrepreneurial Activity reports that “495,000 new businesses per month were started in 2007 with 0.30 percent of the adult population (or 300 out of 100,000 adults) involved in the startup process.” 1 We believe there is a significant amount of interest and activity in small business ownership and entrepreneurship.

Our degree programs focus on this target market by emphasizing entrepreneurship, ethics and socially conscious business practices.  Currently, PIU is offering associate of science degrees and bachelor of business administration degrees in accounting, digital marketing, finance, marketing, real estate investing, and small business management. Since digital marketing is rapidly evolving, PIU has partnered with an industry leader in this field.  This partnership enables PIU to offer not only the fundamentals of marketing, but also what is not commonly taught in standard higher education programs.  In this way, our students can go to class and begin using what they learn immediately.  With the 2008 acquisition of Capital Pacific University, LLC and its wholly owned subsidiary, Institute of Construction Management and Technology, LLC, (ICMT) we  expanded our product offerings to include a bachelor of science, master of science, and master of business administration programs.

1 Ewing Marion Kauffman Foundation. (2008). Kauffman Index of Entrepreneurial Activity. Retrieved October 9, 2008, from the Kauffman Foundation Web site:  http://www.kauffman.org/kauffmanindex/

We focus on recruiting and educating working adults, whom we define as students aged 25 or older who are pursuing a degree while running a small business or being employed. We believe that working adults are attracted to the convenience and flexibility of our online programs because they can study and interact with faculty and classmates during times that suit their schedules. We also believe that working adults represent an attractive student population because they are better able to finance their education, more ready to recognize the benefits of a postsecondary degree, and likely to demonstrate higher persistence and completion rates than students generally.

            We commenced offering course work in August 2008 and currently have a minimal number of students enrolled in our courses. Our operations include the operations of ICMT, which we acquired in October 2008. We seek to achieve continued growth by providing academically rigorous, career-oriented educational programs that advance the careers of our students.

            We seek to be first nationally accredited by the Distance Education and Training Council (DETC), an accrediting body recognized by the United States Department of Education.  Our site visit for consideration of accreditation will take place on March 31, 2009, and we will be eligible for accreditation with the DETC in approximately June 2009.  We further anticipate seeking regional accreditation by the Higher Learning Commission of the North Central Association (HLC).  We submitted our letter of intent seeking affiliation in December 2007 and we will be submitting our Preliminary Institutional Form to  HLC in April of 2009.

We endeavor to be a premier online university with a focus on academic quality in niche programming and exemplary student service. Our programs emphasize ethical practices as well as inspiring leadership.  In an age of corporate and banking scandals, we intend to train our students to understand the importance of not only making money, but also being responsible community members.

Industry

The United States market for postsecondary education represents a large and growing opportunity. According to the March 2008 NCES report, total revenue for all degree-granting postsecondary institutions was over $385 billion for the 2004-05 school year. In addition, according to a September 2008 NCES report, approximately 18.0 million students were projected to be enrolled in postsecondary institutions in 2007 and the number was projected to grow to 18.6 million by 2010. We believe that future growth in this market will be driven, in part, by the anticipated increasing number of job openings in occupations that require bachelor’s or master’s degrees, which a November 2007 report based on BLS data has projected will grow approximately 17% and 19%, respectively, between 2006 and 2016, or nearly double the growth rate the BLS projected for occupations that do not require postsecondary degrees. Moreover, according to U.S. Census Bureau data, individuals with a postsecondary degree are able to obtain a significant compensation premium relative to individuals without a degree.

            The market for online postsecondary education is growing more rapidly than the overall postsecondary market. A 2007 study by Eduventures, LLC, an education consulting and research firm, projected that from 2002 to 2007 enrollment in online postsecondary programs increased from approximately 0.5 million to approximately 1.8 million, representing a compound annual growth rate of approximately 30.4%. In comparison, in September 2008 the NCES projected a compound annual growth rate of 1.6% in enrollment in postsecondary programs overall during the same period. We believe this growth has been driven by a number of factors, including the greater convenience and flexibility of online programs as compared to ground-based programs, the increased acceptance of online programs among academics and employers and the perceived need, in difficult financial times, for individuals to improve their educational backgrounds in order to find, maintain and enhance employment. According to a 2006 survey by the Sloan Consortium, a trade group focused on online education, 79.1% of chief academic officers surveyed at institutions with 15,000 or more students, most of which offer online programs, and 61.9% of all chief academic officers surveyed, believe that online learning outcomes are equal or superior to traditional face-to-face instruction.

Banc of America Securities, LLC, estimates the total U.S. universe of postsecondary students to be approximately 17.6 million students2. Of those students, 594,000 are at for-profit Title IV, degree-granting schools. Another 258,000 are at for-profit Title IV, non-degree-granting institutions (e.g., vocational programs). It estimates 5% and 10% annual growth for total enrollment and equity value, respectively, of the publicly traded education companies.

Overall college enrollment is expected to increase 13% between 2006 and 20173. The biggest gains (27%) are expected to be among students that are between the ages of 25 and 34 years old. Signal Hill estimates that 33 million of these job “changers” 25 years of age and older have no college experience while 60 million have some college but do not have a bachelors degree4. Online enrollments increased from 1.98 million in 2003 to 2.35 million in 20045. Hence, PIU is positioned to maximize both the demographic shift toward older students as well as the increased popularity of online education.

2 Banc of America Securities, LLC. (2006). Statement of Howard Block before the Secretary of Education’s Commission on the Future of Higher Education. Retrieved October 8, 2008 from: http://www.ed.gov/about/bdscomm/list/hiedfuture/3rd-meeting/block2.pdf

3 National Center for Education Statistics. (2008). Projections of Education Statistics to 2017. Retrieved October 6, 2008, from http://nces.ed.gov/programs/projections/projections2017/

4 Signal Hill. (2007). 2007 Post-Secondary Fact Book. Industry Update.

5 Allen, I. E., & Seaman, J. (2007). Online Nation: Five Years of Growth in Online Learning. The Sloan Consortium. Retrieved October 6, 2008 from: http://www.sloan-c.org/publications/survey/pdf/online_nation.pdf

    The for-profit higher education market segment is strong. According to Moody’s Investor Services6:

    We believe that for-profit higher education student demand is likely to remain healthy, particularly attracting part-time students, working adults, and others looking for increased flexibility in course scheduling. Moody’s anticipates that for-profit, non-profit, and public institutions will all continue to invest in distance learning and online program expansion and the exploration and development of alternative educational technologies.

Leadership Team

Collectively, the leadership team of PIU has over 80 years of experience in higher education. Almost 40 of those years of experience are in online higher education, with some of the most well known online for-profit providers.  The former president of University of Phoenix is the CEO of PIU and the staff of PIU has decades of experience in higher education.

Marketing

Our classes were launched on August 7, 2008, while ICMT began its first classes in March 2007. To date, there have been only limited monetary expenditures for marketing and sales activities. A revenue-share agreement was entered into with Mind Streams, LLC, in October, 2008, to acquire ready-to-register students. Mind Streams, LLC, will share 50% of the tuition revenue for the student’s first term and 26% of all future tuition revenue.  PIU is also planning to enter into a revenue-share agreement with Nouveau Riche Corporation (“NR”) (an affiliate company by virtue of its control by Jim Piccolo, our Chairman of the Board of Directors) to provide pre-qualified leads. We will pay NR competitive rates for these leads.

Student leads typically cost $50 - $75 dollars. With conversion rates estimated to be 3.6% (industry estimate), acquisition costs per student are expected to range from $1,395 to $2,083.

Degree Programs and Curricula

    PIU’s degree programs include a serious focus on preparing individuals with entrepreneurial and small business interests. Unlike the degrees of many of our competitors, our programs adapt curriculum material to specifically help individuals become successful business owners.  To date, many of the courses in our Academic Catalog have been developed.  Curriculum group leaders have been appointed to work collaboratively with subject matter experts who are developing courses.   Additional curriculum customization is being undertaken in order to further differentiate our curriculum from those of our competitors.   For example, we now have a focus on digital marketing as an emerging discipline.

Construction management and technology degree and certificate programs primarily focus on preparing individuals with an interest in the construction industry.   Having construction programs offered in a totally online environment significantly differentiates us from competitors that are typically ground-based.

6 Moody’s Investors Service. (2007). 2007 Higher Education Outlook Retrieved October 8, 2008, from http://www.nacubo.org/documents/07Moodys%202007%20HE%20Outlook%20Jan07.pdf

Associate of Science degree

The Associate of Science (AS) degree programs offer academic emphases in accounting, digital marketing, finance, marketing, real estate investing, and small business management. Instruction covers important bases of communications, social and behavioral sciences, humanities, math, and science. While the AS curriculum tailors course content for individuals particularly interested in entrepreneurial business ventures, it also provides a strong platform for those seeking entry-level job employment.

Students seeking the AS degree complete common general education and business core courses, and then curricula for their selected area of emphasis. Core courses offer essential skills and knowledge in business, accounting, finance, marketing and economics. Students with or without prior business experience gain the cohesive academic foundation to promote the professional credibility, social responsibility, and adaptive thinking required for the competition of today’s business world.The program of study is completed with electives of the student’s choosing to meet the 60-credit hour requirement for graduation.

Bachelor of Business Administration degree

The Bachelor of Business Administration (BBA) degree program offers academic majors in accounting, digital marketing, finance, marketing, real estate investing, digital marketing, and small business management. Instruction covers bases of communications, social and behavioral sciences, humanities, math and science. While the BBA curriculum tailors course content for individuals particularly interested in entrepreneurial business ventures, it also provides a strong platform for those seeking employment at the management level.

Students in the BBA program complete a common general education and business core courses, and then curricula for their major area of study. Courses provide a broad anchor of essential skills and knowledge in business, accounting, finance, marketing, management, economics, and leadership. Students with or without prior business experience gain the cohesive academic foundation to promote the professional credibility, social responsibility, and adaptive thinking required for successful competition and synergy in today’s business world. The program of study is completed with electives of the student’s choosing to meet the 120-credit hour requirement for graduation.

Bachelor of Science in Construction Management and Technology degree

    Our Bachelor of Science (BS) in Construction Management and Technology degree program prepares students for general operational aspects of working in the construction industry.  Students examine various elements of construction methodology, project safety, land development, and environmental impact.  The BS program positions its graduates to oversee the planning and execution of construction projects.

Students seeking the BS degree program complete common general education and construction core courses, and then curricula for the major, with possible emphases in operations, home and building inspection, land management, or project management,.  The program of study is completed with electives of the student’s choosing to meet the 120-credit hour requirement for graduation.

Master of Science in Construction Technology degree

The Master of Science (MS) in Construction Technology prepares students for the supervisory level of construction projects.  Students focus on quality in project management including scheduling, estimating, control, and the legal and developmental aspects of the design process. Students in the MS program complete 36-credit hours in order to meet graduation requirements.

Master of Business Administration degree in Construction Management

Our Master of Business Administration (MBA) degree in Construction Management prepares students for managerial opportunities in the construction field. Students focus on key elements of business, leadership, ethics, management, and technological innovation. Topics also include corporate construction structure, legal and current issues in the industry and a specialized project guided by a mentor from the construction field.  Students in the MBA program complete 36 credit hours in order to meet graduation requirements.

Certificate programs

Along with our degree programs, PIU offers certificate programs in accounting, digital marketing, finance, marketing, real estate investing, small business management, construction operations, home and building inspection, land management, and project management.  The certificate programs are designed to give students a basic foundation in major areas of the business, real estate or construction fields., Courses taken for the certificates may be applied toward degree programs. Students in a certificate program of study complete 15 credit hours in order to receive a certificate.

Technology

PIU has selected the ANGEL Learning Management System (“LMS”) for our online course delivery. Jenzabar was selected as the student information system as well as for administrative systems including financial, HR and payroll systems. The server hardware is housed in a secure commercial datacenter with very tight security and safety practices.  That hardware architecture is made up of web servers, database servers, and a SAN for data storage.  A Nokia Checkpoint firewall is in place.  24X7 system monitoring and backup services are provided by a company that operates locally within the datacenter.  Outlook is used for email, with near term plans to install MS Exchange Server.

SWOT Analysis

We believe our strengths include:

•	Skilled leadership/management team with extensive experience in for-profit, online higher education.
•	Strong, focused, highly consistent curriculum.
•	Degree programs that are relatively underserved within the higher education space.
•	Lean curriculum inventory.

•	Student management model focused on graduating students.
•	Leveragable and scalable business model.
•	Good mid-term and long-term revenue potential.
•	Relatively low price point (especially salient during an economic downturn).

We believe our weaknesses include:

•	Significant burn rate of cash resources before accreditation and regulatory approvals.
•	Significant amount of human resources needed to complete accreditation and regulatory applications.
•	Limited revenue realized to date.
•	Revenue potential limited prior to accreditation.
•	Internal expertise for marketing planning and lead generation has not yet been fully developed.
•	Uncertain ability to convert student leads.
•	Key marketing positions are not filled.

We believe our opportunities include:

•	Articulation agreements and partnerships with other institutions.
•	Acquisitions of other schools.
•	Differentiate with niche markets and specialized business degree offerings.
•	Overall market for higher education is large and growing.
•	Opportunities to replicate business model at other institutions.
•	Evidence suggests an inverse relationship between higher education enrollments and economic climate.
•	Increase brand awareness.
•	Increasing evidence of the need for a college education.
•	Expanding and emerging technologies have potential to enhance the online educational experience.
•	Increasing acceptance of online education as a valid delivery modality.
•	Demand for education in international markets continues to increase.
•	Baccalaureate attainment in the US in students over the age of 25 has remained relatively flat, despite the fact that 49 of the top 50 paying occupations require at least some college education.

Threats to our business model include:

•	Intense competition among online and traditional institutions.
•	Degree programs and educational philosophy could be more clearly differentiated from competitors.
•	Limited product offerings compared to other online competitors (only educational products are full university degree programs in five specialization areas).
•	Lack of accreditation makes market distinction and student enrollments challenging.

•	Price point is high for an unaccredited school relative to competitors.
•	Cannot apply for Federal Financial Aid programs until accreditation. Limited availability of private education loans until accreditation.
•	Continual escalation of the cost of higher education is perceived as a national problem and may subject us to additional scrutiny on a national level.
•	Baccalaureate institutions experience the slowest growth in online enrollments of all degree sectors.

Marketing Considerations

PIU is not currently using any formal advertising or promotional programs. At this point, students are recruited only through our Web site (http://www.OnlinePIU.com), through third-party lead generators and through email blast campaigns to targeted lists.  Prior to our acquisition of it, the Institute for Construction Management & Technology (ICMT) promoted its programs in a variety of ways. For example, ICMT sent emails promoting their programs to members of various construction organizations. The list of email addresses for these campaigns was obtained from the organization’s headquarters. ICMT had established booths at various trade shows in the construction industry to promote the institution’s academic and certificate programs. ICMT also co-hosted the weekly radio show “Who’s Building Your Future?” as a forum for interviews with leaders in the construction industry. The last radio show aired in April, 2008.

The PIU website has been redesigned and optimized for organic search engine lead generation.  Key words have been imbedded in the site to increase the likelihood that PIU’s site will be among the first when students search for degrees related to our unique programming.  Upon accreditation and with an infusion of capital, PIU will begin formal marketing through a pay per click campaign.

If DETC accreditation is achieved, the following additional marketing activities and goals will be pursued, as described below:

•
Call Center – Increased lead generation as a result of accreditation will necessitate additional staff to pre-screen the leads. At this point, we will add an inbound and outbound call center with a staff of five to eight individuals.  This staff will be associate enrollment staff, and this will generate a proving ground for future enrollment counselors.

•
Search Engine Optimization / Key Word / Banner Advertising – As an online institution, we must be highly visible on the web.  However, there is a plethora of online institutions spending millions of dollars in online advertising.  Therefore, at this point we must ensure that our money invested in online advertising is purchased in the most cost effective manner possible. We will focus on differentiation, purchasing of keywords on search engines (such as entrepreneurial, entrepreneurship, etc.) and differentiated visibility.

•
Additional Enrollment Staff – Based upon accreditation, lead flow will increase necessitating additional staff to work the leads.  Based upon the increased flow, it is estimated that five to eight additional enrollment counselors will be added.  Brand Building -- Ensure unaided awareness of the PIU brand among defined target markets.  PIU will continue to drive a defined set of images. A Brand Standards Guide will be developed to ensure consistency in brand communications. PIU will also work with internal staff to ensure that the brand experience of prospects, students, and other constituents is a positive one.

Marketing Strategies

We have identified the following marketing strategies:

•
Implement an integrated marketing communications campaign focused on lead generation and lead conversion aimed at niche market and broad market opportunities. Moving forward, PIU will use a combination of print and online interactive media, public relations, and business development through personal contact and event attendance. Initially, it will rely on lead generation and revenue share relationships to begin building enrollments while developing and refining and effective media and a smart search engine campaign. Although industry standards exist for anticipating and measuring conversion rates and ratios, because PIU is a new endeavor and is not yet accredited, it will develop its own success measurements for the first year of operation. It is anticipated that conversion rates will rise significantly once accreditation is achieved. Once PIU has historical knowledge of conversion rates, it will be able to strengthen lead generation efforts in niche markets and add new niche market opportunities. Media will be used selectively to increase lead generation and conversion effectiveness.

•
Implement online marketing communications which are easily scalable as PIU grows and develops a historical reference. As a special subset of its integrated marketing communications, online interactive communications will be revised and expanded in 2009. Cost per click, cost per lead and organic search engine optimization  programs will be revised based on results. Directory listings on the Internet will be audited and information about PIU’s programs and brand images updated. New programs (e.g., news releases to selected PR sites, optimized news releases, brand patrol) will be implemented as resources allow. Measurement of leads and applicants from online activities will be managed and will be a focus for continuous improvement.

•
PIU will enter into agreements with lead generation partners. Revenue share situations will be taken advantage of whenever possible. Pay-per-lead situations will be tested and pursued as deemed appropriate.

•
Translate understanding of target market needs and PIU benefits into branding and positioning which can be effectively communicated through the marketing campaign. PIU will make changes to the advertising messages as it better understands the distinctive and special needs of target markets and its positioning to serve those markets. It will strive to make communications consistent and meaningful across all channels. It will consistently work on brand image and brand experience to ensure that every prospect, student, and other constituent receives the best communications possible about its brand identity and the absolute best service during each point of contact.

•
Identify and describe niche markets and broad market opportunities where online higher education degrees can offer defined student benefits. PIU will position itself in the education marketplace through quality educational delivery and outcomes, satisfied alumni, and achieving accreditation.

•
Develop and implement marketing communications to support new market entry. Use optimized news releases and email of releases to press contacts, print advertising, and collateral materials (e.g., brochures, flyers, CD-ROMs) to employ a full range of print and online interactive communications.

•	Define a measurement plan and tools to implement, analyze, and report results of first student satisfaction survey.
•	Work with staff to create a definition of “world-class” marketing effectiveness and define competencies, behaviors, and results needed to secure this recognition.

Target Markets

Adult students tend to be selective about how and where they receive their education. They care about price, but also about the responsiveness of their university to their unique needs and questions. They also care about academic rigor, reputation, and gaining higher learning that will update their knowledge to expand their professional opportunities and personal goals. They are seeking information updates or a change in their long-term career situation through educational achievement and degree attainment. Adults, as a group, are generally comprised of professionals or aspiring-professionals whose work, personal life, and education need to be balanced.

Generational demographics also inform the potential target market. Generation X is a term used to describe generations in many countries around the world which were born between 1964 and 1980. This group has been described as one of the most entrepreneurial and tech-friendly generations. Another sector is comprised of Generation Y (Millennials), born between 1977 and 1994. Large in numbers, the Millennials constitute a large consumer group with the following characteristics:

• Adaptable
• Technologically savvy
• Learning oriented
• Effective multi-taskers
• Tolerant and diverse

We also understand that our target markets are concerned with educational quality and view accreditation as a sign of institutional quality. Finally, we believe the majority of PIU’s students are self-directed and comfortable, or willing to become comfortable, with technology and online learning as a means to attain their goal.

PIU is targeting the niche market of small business professionals and entrepreneurs. The Kauffman Index of Entrepreneurial Activity reports that “495,000 new businesses per month were started in 2007 with 0.30 percent of the adult population (or 300 out of 100,000 adults) involved in the startup process.”7 The National Foundation for International Business lists some interesting small business facts8:

•	Small business produces roughly half of the private Gross Domestic Product (GDP) and creates, on average, about two-thirds of net new jobs annually.
•	Small businesses are the greatest source of new employment in inner cities, comprising more than 99 percent of establishments and 80 percent of total employment.
•	American small business is the world’s second largest economy, trailing only the United States as a whole.
•	Small businesses employ more than half of private sector employees.
•	Ninety percent of small businesses employ fewer than 20 people.
•	Small firms represent 99.7 percent of all employers.
•	Nearly 16 million people operate a small business as their primary occupation in a year.
•	Women-owned firms have grown at around two times the rate of all firms.
•	Minority-owned firms have grown at around four times the rate of all firms.

Accordingly, we believe there is significant interest and activity in small business ownership and entrepreneurship.

Individuals in PIU’s target markets are broadly believed to be self-directed, adult professionals who are comfortable with technology, seek quality and innovative educational opportunities for professional and personal advancement, and need flexibility to balance work, personal life, and education. A more narrow definition may include individuals who are entrepreneurial either in work choice or philosophy. In addition, because PIU currently offers two degree programs in five majors, the markets it targets and serves are individuals seeking degrees within these broad, popular educational areas. A portion of the market may be comprised of individuals who already have an undergraduate degree and wish to begin a second career requiring a return to higher education.

Competition

There are more than 4,000 U.S. colleges and universities serving traditional and adult students. Competition is highly fragmented and varies by geography, program offerings, modality, ownership, quality level, and selectivity of admissions. No one institution has a significant share of the total postsecondary market.

7 Ewing Marion Kauffman Foundation. (2008). Kauffman Index of Entrepreneurial Activity. Retrieved October 9, 2008, from the Kauffman Foundation Web site:  http://www.kauffman.org/kauffmanindex/

8 National Federation of International Business. (2008). Small business facts. Retrieved October 9, 2008, from the NFIB Web site: http://www.nfib.com/object/smallBusinessFacts

Our online programs compete with local, traditional universities geographically located near each of our prospective students, and with other for-profit postsecondary schools that offer online degrees, particularly those schools that offer online graduate programs within our core disciplines, including University of Phoenix and  Grand Canyon University (both of which are based in Phoenix, Arizona) and Walden University and Capella University. In addition, many public and private schools, colleges, and universities,including most major colleges and universities, offer online programs.

 Non-profit institutions receive substantial government subsidies, and have access to government and foundation grants, tax-deductible contributions and other financial resources generally not available to for-profit schools. Accordingly, non-profit institutions may have instructional and support resources that are superior to those in the for-profit sector. In addition, some of our competitors, including both traditional colleges and universities and other for-profit schools, have substantially greater name recognition and financial and other resources than we have, which may enable them to compete more effectively for potential students. We also expect to face increased competition as a result of new entrants to the online education market, including established colleges and universities that had not previously offered online education programs.

We believe that the competitive factors in the postsecondary education market include:

•	Availability of career-oriented and accredited program offerings
•	Types of degrees offered and marketability of those degrees
•	Reputation, regulatory approvals, and compliance history of the university
•	Convenient, flexible and dependable access to programs and classes
•	Qualified and experienced faculty
•	Level of student support services
•	Cost of the program
•	Marketing and selling effectiveness
•	The time necessary to earn a degree

Intellectual Property

We intend to rely on a combination of copyrights, trademarks, service marks, trade secrets, domain names and agreements with third parties to protect our proprietary rights. In many instances, our course content is produced for us by faculty and other subject matter experts under work for hire agreements pursuant to which we own the course content in return for a fixed development fee. In certain limited cases, we may license course content from a third party on a royalty fee basis.  We intend to rely on trademark and service mark protections in the United States for our name and distinctive logos, along with various other trademarks and service marks related to our specific offerings.

Regulation

We are subject to extensive regulation by state education agencies, accrediting commissions, and the federal government through the Department of Education under the Higher Education Act. The regulations, standards, and policies of these agencies cover the vast majority of our operations, including our educational programs, facilities, instructional and administrative staff, administrative procedures, marketing, recruiting, financial operations, and financial condition.

 As an institution of higher education that grants degrees and certificates, we are required to be authorized by appropriate state education authorities. In addition, in order to participate in the federal programs of student financial assistance for our students, we must be accredited by an accrediting commission recognized by the Department of Education. Accreditation is a non-governmental process through which an institution submits to qualitative review by an organization of peer institutions, based on the standards of the accrediting commission and the stated aims and purposes of the institution. The Higher Education Act requires accrediting commissions recognized by the Department of Education to review and monitor many aspects of an institution’s operations and to take appropriate action if the institution fails to meet the accrediting commission’s standards.

 PIU operations may be subject to regulation by the Department of Education if we decide to participate in federal student financial aid programs under Title IV of the Higher Education Act, which we refer to in this Memorandum as the Title IV programs. The Title IV programs include educational loans with below-market interest rates that are guaranteed by the federal government in the event of a student’s default on repaying the loan, and also grant programs for students with demonstrated financial need. To participate in the Title IV programs, a school must receive and maintain authorization by the appropriate state education agency or agencies, be accredited by an accrediting commission recognized by the Department of Education, and be certified as an eligible institution by the Department of Education.

 Our business activities are planned and implemented to comply with the standards of these regulatory agencies. We employ a director of compliance who is knowledgeable about regulatory matters relevant to student financial aid programs and our management also provides oversight designed to ensure that we meet the requirements of our regulated operating environment.

State Education Licensure and Regulation

We are conditionally authorized to offer our programs by the Arizona State Board for Private Postsecondary Education, the regulatory agency governing private postsecondary educational institutions in the State of Arizona, where we are located. We will be required by the Higher Education Act to maintain authorization from the Arizona State Board for Private Postsecondary Education should we decide to participate in the Title IV programs. This authorization may be very important to us and our business. To maintain our state authorization, we must continuously meet standards relating to, among other things, educational programs, facilities, instructional and administrative staff, marketing and recruitment, financial operations, addition of new locations and educational programs, and various operational and administrative procedures. Failure to comply with the requirements of the Arizona State Board for Private Postsecondary Education could result in us losing our authorization to offer our educational programs.  We cannot apply for a Program Participation Agreement for the Title IV Programs until June 2009, at the earliest.

 Most other states impose regulatory requirements on out-of-state educational institutions operating within their boundaries, such as those having a physical facility or recruiting students within the state. State laws establish standards in areas such as instruction, qualifications of faculty, administrative procedures, marketing, recruiting, financial operations, and other operational matters, some of which are different than the standards prescribed by the Department of Education or the Arizona State Board for Private Postsecondary Education. Laws in some states limit schools’ ability to offer educational programs and award degrees to residents of those states. Some states also prescribe financial regulations that are different from those of the Department of Education, and many require the posting of surety bonds.

In addition, several states have sought to assert jurisdiction over educational institutions offering online degree programs that have no physical location or other presence in the state but that have some activity in the state, such as enrolling or offering educational services to students who reside in the state, employing faculty who reside in the state, or advertising to or recruiting prospective students in the state. State regulatory requirements for online education vary among the states, are not well developed in many states, are imprecise or unclear in some states, and can change frequently. New laws, regulations, or interpretations related to doing business over the Internet could increase our cost of doing business and affect our ability to recruit students in particular states, which could, in turn, negatively affect enrollments and revenues and have a material adverse effect on our business.

Our activities in certain states constitute a presence that will require licensure or authorization under the requirements of the state education agency in those states. Although we believe that we will be able to comply with state licensing or authorization requirements that may arise or be asserted in the future, if we fail to comply with state licensing or authorization requirements for a state, or fail to obtain licenses or authorizations when required, we could lose our state licensure or authorization by that state or be subject to other sanctions, including restrictions on our activities in that state, fines, and penalties. The loss of licensure or authorization in a state other than Arizona could prohibit us from recruiting prospective students or offering services to current students in that state, which could significantly reduce our enrollments.

 Accreditation

We are seeking accreditation from the Distance Education and Training Council (DETC) and the Higher Learning Commission of the North Central Association ( HLC), both of which are recognized by the United States Department of Education. Accreditation is a private, non-governmental process for evaluating the quality of educational institutions and their programs in areas including student performance, governance, integrity, educational quality, faculty, physical resources, administrative capability and resources, and financial stability. To be recognized by the Department of Education, accrediting commissions must adopt specific standards for their review of educational institutions, conduct peer-review evaluations of institutions, and publicly designate those institutions that meet their criteria. An accredited school is subject to periodic review by its accrediting commissions to determine whether it continues to meet the performance, integrity and quality required for accreditation.

 We have applied for accreditation through DETC, a national accreditor, and we may receive DETC accreditation in approximately June 2009, although there can be no assurance. Accreditation is important to us for several reasons, including the fact that accreditation is necessary if our students are to be eligible  to receive Title IV financial aid. Other colleges and universities depend, in part, on an institution’s accreditation in evaluating transfers of credit and applications to graduate schools. Employers rely on the accredited status of institutions when evaluating candidates’ credentials, and students and corporate and government sponsors under tuition reimbursement programs look to accreditation for assurance that an institution maintains quality educational standards.

In addition to DETC, we intend to seek regional accreditation through the Higher Learning Commission of the North Central Association ("HLC"), a recognized regional accreditor.  There are six regional accrediting commissions recognized by the Department of Education, each with a specified geographic scope of coverage, which together cover the entire United States. Most traditional, public and private non-profit, degree-granting colleges and universities are accredited by one of these six regional accrediting commissions. HLC is the same regional accrediting commission that accredits such universities as the University of Arizona, Arizona State University, and other degree-granting public and private colleges and universities in the states of Arizona, Arkansas, Colorado, Illinois, Indiana, Iowa, Kansas, Michigan, Minnesota, Missouri, Nebraska, New Mexico, North Dakota, Ohio, Oklahoma, South Dakota, West Virginia, Wisconsin, and Wyoming.

Regulation of Federal Student Financial Aid Programs

To be eligible to participate in the Title IV programs, an institution must comply with specific requirements contained in the Higher Education Act and the regulations issued thereunder by the Department of Education. An institution must, among other things, be licensed or authorized to offer its educational programs by the state in which it is physically located (in our case, Arizona) and maintain institutional accreditation by an accrediting commission recognized by the Department of Education. We have not determined whether we will apply for Title IV Programs, but will be unable to do so until we receive accreditation, which will be no earlier than June 2009.

Regulatory Standards that May Restrict Institutional Expansion or Other Changes

 Many actions that we may wish to take in connection with expanding our operations or other changes are subject to review or approval by the applicable regulatory agencies.

 Adding teaching locations, implementing new educational programs, and increasing enrollment. The requirements and standards of state education agencies, accrediting commissions, and the Department of Education limit our ability in certain instances to establish additional teaching locations, implement new educational programs, or increase enrollment in certain programs. Many states require review and approval before institutions can add new locations or programs. The Arizona State Board for Private Postsecondary Education, the DETC and the HLC, and other state education agencies and specialized accrediting commissions that authorize or accredit us and our programs generally require institutions to notify them in advance of adding new locations or implementing new programs, and upon notification may undertake a review of the quality of the facility or the program and the financial, academic, and other qualifications of the institution.

With respect to the Department of Education, if an institution participating in the Title IV programs plans to add a new location or educational program, the institution must generally apply to the Department of Education to have the additional location or educational program designated as within the scope of the institution’s Title IV eligibility. However, a degree-granting institution such as us is not required to obtain the Department of Education’s approval of additional programs that lead to an associate, bachelor’s, professional, or graduate degree at the same degree level as programs previously approved by the Department of Education. Similarly, an institution is not required to obtain advance approval for new programs that prepare students for gainful employment in the same or a related recognized occupation as an educational program that has previously been designated by the Department of Education as an eligible program at that institution if it meets certain minimum-length requirements. However, as a condition for an institution to participate in the Title IV programs on a provisional basis, the Department of Education can require prior approval of such programs or otherwise restrict the number of programs an institution may add or the extent to which an institution can modify existing educational programs. If an institution that is required to obtain the Department of Education’s advance approval for the addition of a new program or new location fails to do so, the institution may be liable for repayment of the Title IV program funds received by the institution or students in connection with that program or enrolled at that location.

 Acquiring other schools.   We acquired ICMT in October 2008 and may seek to acquire other schools in the future. The Department of Education and virtually all state education agencies and accrediting commissions require a company to seek their approval if it wishes to acquire another school. In our case, we would need to obtain the approval of the Arizona State Board for Private Postsecondary Education or other state education agency that licenses the school being acquired, the DETC and the  HLC, any other accrediting commission that accredits the school being acquired, and the Department of Education. The level of review varies by individual state and accrediting commission, with some requiring approval of such an acquisition before it occurs while others only consider approval after the acquisition has occurred. The approval of the applicable state education agencies and accrediting commissions is a necessary prerequisite to the Department of Education certifying the acquired school to participate in the Title IV programs under our ownership. The restrictions imposed by any of the applicable regulatory agencies could delay or prevent our acquisition of other schools in some circumstances.

Change in ownership resulting in a change in control.   Many states and accrediting commissions require institutions of higher education to report or obtain approval of certain changes in control and changes in other aspects of institutional organization or control. The types of and thresholds for such reporting and approval vary among the states and accrediting commissions. The DETC and the HLC provide that an institution must obtain its approval in advance of a change in ownership in order for the institution to retain its accredited status. In addition, in the event of a change in ownership, the HLC requires an onsite evaluation within six months in order to continue the institution’s accreditation. Many states include the sale of a controlling interest of common stock in the definition of a change in control requiring approval, but their thresholds for determining a change in control vary widely. The standards of the Arizona State Board for Private Postsecondary Education provide that an institution undergoes a change in control if there is a transfer of 50% or more of its voting stock over a five-year period.

Additional state regulation.   Most state education agencies impose regulatory requirements on educational institutions operating within their boundaries. Some states have sought to assert jurisdiction over out-of-state educational institutions offering online degree programs that have no physical location or other presence in the state but that have some activity in the state, such as enrolling or offering educational services to students who reside in the state, employing faculty who reside in the state, or advertising to or recruiting prospective students in the state. State regulatory requirements for online education vary among the states, are not well developed in many states, are imprecise or unclear in some states, and can change frequently. In addition to Arizona, we have determined that our future activities in certain states may constitute a presence requiring licensure or authorization under the requirements of the state education agency in those states. The loss of licensure or authorization in a state other than Arizona could prohibit us from recruiting prospective students or offering services to current students in that state, which could significantly reduce our enrollments.

Employees

Currently, we have 22 full-time employees, including our executive officers, and 66 independent contractors, most of whom are faculty of PIU.

Our Corporate History

            We were organized as a Nevada corporation on August 15, 1997 to farm pumpkins, sweet corn and other crops. Through December 31, 2008, we did not have any revenue, were in the development stage and indicated in our reports filed with the Securities and Exchange Commission that we were a shell company under Rule 12b-2 of the Securities Exchange Act.  On March 24, 2009, we acquired Nouveau.  See Item 1.01, above.

Effective February 8, 2008, pursuant to Board approval and consent by a majority of the shareholders, we amended and restated our Articles of Incorporation.  No change was made to our capital structure.  The Articles were amended and restated to opt out of certain provisions of the Nevada Corporate Law and to consolidate previous amendments.  Also effective February 8,2008, pursuant to Board approval and consent by a majority of the shareholders, we effected a 1-for-3 reverse split of our issued and outstanding share with no shareholder to be reversed to less than a round lot of 100 shares.

On October 10, 2008, we amended our Articles of Incorporation pursuant to NRS §78.207 and authorized an increase in our authorized common stock at the rate of 2.5 shares for 1 share from 200,000,000 shares to 500,000,000 shares and correspondingly increased the outstanding shares of common stock from 10,500,000 to approximately 26,250,000.  The par value of the common stock was not affected.  The reclassification of the authorized and the outstanding common stock was effective as of the close of business on October 20, 2008.

On October 14, 2008, the Board of Directors repealed our existing bylaws and adopted new bylaws.  The purpose of adopting new bylaws was to modernize them in light of changes in Nevada corporate law and to clarify certain procedural and administrative provisions.

On March 20, 2009, we designated the Series A Convertible Preferred Stock in contemplation of the Securities Exchange.

Our Offices

We sub-lease an aggregate of 7,594 square feet of office and operating space at 15011 N. 75th Street, Scottsdale, Arizona 85260, on a one-year sub-lease, ending November 20, 2009 from an affiliate controlled by Mr. Piccolo, our Chairman.

Item 1A.  Risk Factors

An investment in our common stock is speculative and involves a high degree of risk. You should carefully consider the risks described below and the other information in this report before purchasing any shares of our common stock. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties may also adversely impair our business operations. If any of the events described in the risk factors below actually occurs, our business, financial condition or results of operations could suffer significantly. In such case, the value of your investment could decline and you may lose all or part of the money you paid to buy shares of our common stock.

Risks Related to The Company

We have not generated any operating revenue and have incurred ongoing losses since our inception, which could limit our operations.

As a development stage company, we have not generated any revenue since inception and have incurred aggregate losses attributable to common stockholders of $4,530,194 through December 31, 2008, and $2,912,319 for the nine months ended December 31, 2008.  If we are unable to generate sufficient revenue and earnings in the future, we may be required to limit our operations.  We expect that our operating expenses will increase as we continue to implement our PIU operating strategies and incur expenses associated with being a public reporting company.  If our revenue does not increase to offset these expected increases in costs and operating expenses, our operating results would be negatively affected.  Accordingly, we may not be able to achieve or maintain profitability, and we may continue to incur significant losses.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

    In their report dated February 24, 2009, relating to our audited financial statements for the years ended March 31, 2008 and 2007, our auditors indicated that our lack of revenue, accumulated losses and negative cash flow raised substantial doubt about our ability to continue as a going concern.

We may be required to seek additional funding, and such funding may not be available on acceptable terms or at all.

We may need to obtain additional funding due to a number of factors beyond our expectations or control, including a shortfall in revenue, increased expenses, increased investment in our online educational products and faculty or the acquisition of other related businesses, services or technologies. If we do need to obtain funding, it may not be available on acceptable terms or at all. If we are unable to obtain sufficient funding, our operations would be harmed. Even if we were able to find outside funding sources, we might be required to issue securities in a transaction that could be highly dilutive to our investors or we may be required to issue securities with greater rights than the securities we have outstanding today. We may also be required to take other actions that could lessen the value of our common stock, including borrowing money on terms that are not favorable to us. If we are unable to generate or raise capital that is sufficient to fund our operations, we may be required to curtail operations, reduce our services, defer or cancel expansion or acquisition plans or cease operations completely.

Our success depends, in part, on the effectiveness of our marketing and advertising programs in recruiting new students.

Building awareness of PIU and the programs we offer is critical to our ability to attract prospective students. It is also critical to our success that we convert prospective students to enrolled students in a cost-effective manner and that these enrolled students remain active in our programs. Some of the factors that could prevent us from successfully recruiting, enrolling, and retaining students in our programs include:

•	The current and future reduced availability of, or higher interest rates and other costs associated with, Title IV loan funds or other sources of financial aid or student loans.
•	The emergence of more successful competitors.
•	Factors related to our marketing, including the costs and effectiveness of Internet advertising and broad-based branding campaigns and recruiting efforts.
•	Performance problems with our online systems.
•	Failure to maintain institutional and specialized accreditations.
•	The requirements of the education agencies that regulate us which may restrict our initiation of new programs and modification of existing programs.
•	The requirements of the education agencies that regulate us which restrict the ways schools can compensate their recruitment personnel.
•	Increased regulation of online education, including in states in which we do not have a physical presence.
•	Restrictions that may be imposed on graduates of online programs that seek certification or licensure in certain states.
•	Student dissatisfaction with our services and programs.
•	Adverse publicity regarding us, our competitors, or online or for-profit education generally.
•	Price reductions by competitors that we are unwilling or unable to match.
•	A decline in the acceptance of online education.
•	Continued adverse economic developments that affect job prospects in our core disciplines.
•	A decrease in the perceived or actual economic benefits that students derive from our programs.

If we are unable to continue to develop awareness of PIU and the programs we offer, and to recruit, enroll, and retain students, our enrollments would suffer and our ability to increase revenues and maintain profitability would be significantly impaired.

 We operate in a highly competitive industry, and competitors with greater resources could harm our business.

The postsecondary education market is highly fragmented and competitive. We compete for students with traditional public and private two-year and four-year colleges and universities and other for-profit schools, including those that offer online learning programs. Many public and private schools, colleges, and universities, including most major colleges and universities, offer online programs. We expect to experience additional competition in the future as more colleges, universities, and for-profit schools offer an increasing number of online programs. Public institutions receive substantial government subsidies, and public and private non-profit institutions have access to government and foundation grants, tax-deductible contributions, and other financial resources generally not available to for-profit schools. Accordingly, public and private non-profit institutions may have instructional and support resources superior to those in the for-profit sector, and public institutions can offer substantially lower tuition prices. Some of our competitors in both the public and private sectors also have substantially greater financial and other resources than we do. We may not be able to compete successfully against current or future competitors and may face competitive pressures that could adversely affect our business, prospects, financial condition, and results of operations. These competitive factors could cause our enrollments, revenues, and profitability to significantly decrease.

Online education is also characterized by rapid changes in students’ technological requirements and expectations and evolving market standards. Our competitors vary in size and organization, and we compete for students with traditional public and private two-year and four-year colleges and universities and other for-profit schools, including those that offer online learning programs. Each of these competitors may develop platforms or other technologies, including technologies such as streaming video, that allow for greater levels of interactivity between faculty and students, that are superior to the platform and technology we use, and these differences may affect our ability to recruit and retain students. We may not have the resources necessary to acquire or compete with technologies being developed by our competitors, which may render our online delivery format less competitive or obsolete.

Capacity constraints, system disruptions, or security breaches in our online computer networks could have a material adverse effect on our ability to attract and retain students.

 The performance and reliability of the infrastructure of our online operations are critical to our reputation and to our ability to attract and retain students. Any computer system disruption or failure, or a sudden and significant increase in traffic on the servers that host our online operations, may result in our online courses and programs being unavailable for a period of time. In addition, any significant failure of our computer networks or servers could disrupt our on-campus operations. Individual, sustained, or repeated occurrences could significantly damage the reputation of our online operations and result in a loss of potential or existing students. Additionally, our online operations are vulnerable to interruption or malfunction due to events beyond our control, including natural disasters and network and telecommunications failures. Our computer networks may also be vulnerable to unauthorized access, computer hackers, computer viruses, and other security problems. A user who circumvents security measures could misappropriate proprietary information or cause interruptions to or malfunctions in operations. As a result, we may be required to expend significant resources to protect against the threat of these security breaches or to alleviate problems caused by these incidents. Any interruption to our online operations could have a material adverse effect on our ability to attract students to our online programs and to retain those students.

We may not be able to successfully implement our growth strategy if we are not able to improve the content of our existing academic programs or to develop new programs on a timely basis and in a cost-effective manner, or at all.

We continually seek to improve the content of our existing programs and to develop new programs in order to meet changing market needs. The success of any of our programs and courses depends in part on our ability to expand the content of our existing programs, develop new programs in a cost-effective manner, and meet the needs of existing and prospective students and employers in a timely manner, as well as on the acceptance of our actions by existing or prospective students and employers. We offer 12 fully online programs.  In the future, we may develop programs for online use, which may pose new challenges, including the need to develop course content without having an existing program on which such content can be based. Even if we are able to develop acceptable new programs, we may not be able to introduce these new programs in a timely fashion or as quickly as our competitors are able to introduce competing programs. If we do not respond adequately to changes in market conditions, our ability to attract and retain students could be impaired and our business, prospects, financial condition, and results of operations could suffer.

The development and approval of new programs and courses is subject to requirements and limitations imposed by the Department of Education, state licensing agencies, and the relevant accrediting commissions. The imposition of restrictions on the initiation of new educational programs by any of our regulatory agencies, or delays in obtaining approvals of such programs, may delay our expansion plans. Establishing new academic programs or modifying existing academic programs may also require us to make investments in specialized personnel, increase marketing efforts, and reallocate resources. We may have limited experience with the subject matter of new programs.

 If we are unable to expand our existing programs, offer new programs on a timely basis or in a cost-effective manner, or otherwise manage effectively the operations of newly established programs, our business, prospects, financial condition, and results of operations could be adversely affected.

Our failure to keep pace with changing market needs and technology could harm our ability to attract students and their prospective employers.

Our success depends in part on the willingness of employers to employ, promote, or increase the pay of our graduates. Increasingly, employers demand that their new employees possess appropriate technical and analytical skills and also appropriate interpersonal skills, such as communication, and teamwork skills. These skills can evolve rapidly in a changing economic and technological environment. Accordingly, it is important that our educational programs evolve in response to those economic and technological changes. The expansion of existing academic programs and the development of new programs may not be accepted by current or prospective students or by the employers of our graduates. Even if we are able to develop acceptable new programs, we may not be able to begin offering those new programs in a timely fashion or as quickly as our competitors offer similar programs. If we are unable to adequately respond to changes in market requirements due to regulatory or financial constraints, unusually rapid technological changes, or other factors, the rates at which our graduates obtain jobs in their fields of study could suffer, our ability to attract and retain students could be impaired, and our business, prospects, financial condition, and results of operations could be adversely affected.

Our success depends upon our ability to recruit and retain key personnel.

Our success will depend on the skills, efforts, and motivation of our executive officers, who generally have experience with our company and within the education industry. Our success also largely depends on our ability to attract and retain highly qualified faculty, school administrators, and additional corporate management personnel. We may have difficulties in locating and hiring qualified personnel and in retaining such personnel once hired. In addition, because we operate in a highly competitive industry, our hiring of qualified executives or other personnel may cause us or such persons to be subject to lawsuits alleging misappropriation of trade secrets, improper solicitation of employees, or other claims. Other than non-compete agreements of limited duration that we may enter into with certain executive officers, we have not historically sought non-compete agreements with key personnel and they may leave and subsequently compete against us. The loss of the services of any of our key personnel, many of whom are not party to employment agreements with us, or our failure to attract and retain other qualified and experienced personnel on acceptable terms, could cause our business to suffer.

In order to support our planned revenue growth we intend to hire, develop, and train a significant number of additional employees responsible for student recruitment and retain and continue to develop and train our current student recruitment personnel. Our ability to develop and maintain a strong student recruiting function may be affected by a number of factors, including our ability to integrate and motivate our enrollment counselors, our ability to effectively train our enrollment counselors, the length of time it takes new enrollment counselors to become productive, regulatory restrictions on the method of compensating enrollment counselors, and the competition in hiring and retaining enrollment counselors. If we are unable to hire, develop, and retain a sufficient number of qualified enrollment counselors, our ability to increase enrollments would be adversely affected.

The protection of our operations through exclusive proprietary rights and intellectual property is limited, and we may encounter disputes relating to our use of intellectual property of third parties, any of which could harm our operations and prospects.

In the ordinary course of our business we develop intellectual property of many kinds that is or will be the subject of copyright, trademark, service mark, patent, trade secret, or other protections. This intellectual property includes but is not limited to courseware materials and business know-how and internal processes and procedures developed to respond to the requirements of operating our business and to comply with the rules and regulations of various education regulatory agencies. We rely on a combination of copyrights, trademarks, service marks, trade secrets, domain names, and agreements to protect our intellectual property. We rely on service mark and trademark protection in the United States to protect our rights to the mark “PIU,” as well as distinctive logos and other marks associated with our services. We will rely on agreements under which we will obtain rights to use course content developed by faculty members and other third party content experts, as well as license agreements pursuant to which we may license the right to brand certain of our program offerings. We cannot guarantee that the measures that we take will be adequate or that we have secured, or will be able to secure, appropriate protections for all of our proprietary rights in the United States or select foreign jurisdictions, or that third parties will not infringe upon or violate our proprietary rights. Unauthorized third parties may attempt to duplicate or copy the proprietary aspects of our curricula, online resource material, and other content, and offer competing programs to ours.

We may from time to time encounter disputes over rights and obligations concerning intellectual property, and we may not prevail in these disputes. In certain instances, we may not have obtained sufficient rights in the content of a course. Third parties may raise a claim against us alleging an infringement or violation of the intellectual property of that third party. Some third-party intellectual property rights may be extremely broad, and it may not be possible for us to conduct our operations in such a way as to avoid those intellectual property rights. Any such intellectual property claim could subject us to costly litigation and impose a significant strain on our financial resources and management personnel regardless of whether such claim has merit, and we may be required to alter the content of our classes or pay monetary damages, which may be significant.

We may incur liability for the unauthorized duplication or distribution of class materials posted online for class discussions.

 In some instances, our faculty members or our students may post various articles or other third-party content on class discussion boards. Third parties may raise claims against us for the unauthorized duplication of material posted online for class discussions. Any such claims could subject us to costly litigation and impose a significant strain on our financial resources and management personnel regardless of whether the claims have merit. Our general liability insurance may not cover potential claims of this type adequately or at all, and we may be required to alter the content of our courses or pay monetary damages, which may be significant.

Our current success and future growth depend on the continued acceptance of the Internet and the corresponding growth in users seeking educational services on the Internet.

Our business relies in part on the Internet for its success. A number of factors could inhibit the continued acceptance of the Internet and adversely affect our profitability, including:

•	inadequate Internet infrastructure.
•	security and privacy concerns.
•	the unavailability of cost-effective Internet service and other technological factors.
•	changes in government regulation of Internet use.

If Internet use decreases, or if the number of Internet users seeking educational services on the Internet does not increase, our business may not grow as planned.

Government regulations relating to the Internet could increase our cost of doing business, affect our ability to grow or otherwise have a material adverse effect on our business.

 The increasing popularity and use of the Internet and other online services has led and may lead to the adoption of new laws and regulatory practices in the United States or foreign countries and to new interpretations of existing laws and regulations. These new laws and interpretations may relate to issues such as online privacy, copyrights, trademarks and service marks, sales taxes, fair business practices, and the requirement that online education institutions qualify to do business as foreign corporations or be licensed in one or more jurisdictions where they have no physical location or other presence. New laws and regulations or interpretations thereof related to doing business over the Internet could increase our costs and materially and adversely affect our business, prospects, financial condition, and results of operations.

A reclassification of our online faculty by federal or state authorities from independent contractor to employee status could materially increase our costs.

 All of our online faculty are treated as independent contractors. Because we classify our online faculty as independent contractors, we do not withhold federal or state income or other employment-related taxes, make federal or state unemployment tax or Federal Insurance Contributions Act, or FICA, payments or provide workers’ compensation insurance with respect to our online faculty. The determination of whether online faculty members are properly classified as independent contractors or as employees is based upon the facts and circumstances of our relationship with our online faculty members. Federal or state authorities may challenge our classification as incorrect and assert that our online faculty members must be classified as employees. In the event that we were to reclassify our online faculty as employees, we would be required to withhold the appropriate taxes, make unemployment tax and FICA payments, and pay for workers’ compensation insurance and additional payroll processing costs.

The loss of the services of our executive officers and senior management would disrupt our operations and interfere with our ability to compete.

We depend upon the continued contributions of our executive officers.  We do not have employment agreements with any of our executive officers, nor do we carry key person life insurance on any of their lives. The loss of services of any of our executive officers could disrupt our operations and interfere with our ability to compete with others.

Risks Related to Our Industry

 Our failure to comply with the extensive regulatory requirements governing our school could result in financial penalties, restrictions on our operations or growth, or loss of external financial aid funding for our students.

Our revenue may in the future include tuition financed under federal student financial aid programs, referred to as the Title IV programs, which are administered by the U.S. Department of Education, or Department of Education. To participate in the Title IV programs, a school must be authorized by the appropriate state education agency or agencies, be accredited by an accrediting commission recognized by the Department of Education, and be certified as an eligible institution by the Department of Education. In addition, our operations and programs are regulated by other state education agencies and additional accrediting commissions. As a result of these requirements, we are subject to extensive regulation by the Arizona State Board for Private Postsecondary Education and education agencies of other states, DETC, specialized accrediting commissions, and the Department of Education. These regulatory requirements do or will cover the vast majority of our operations, including our educational programs, instructional and administrative staff, administrative procedures, marketing, recruiting, financial operations, and financial condition. These regulatory requirements also affect our ability to add new educational programs, change existing educational programs, and change our corporate or ownership structure. The agencies that regulate our operations periodically revise their requirements and modify their interpretations of existing requirements. Regulatory requirements are not always precise and clear, and regulatory agencies may sometimes disagree with the way we have interpreted or applied these requirements. Any misinterpretation by us of regulatory requirements could materially adversely affect us.

 If we fail to comply with any of these regulatory requirements, we could suffer financial penalties, limitations on our operations, loss of accreditation, termination of or limitations on our ability to grant degrees and certificates, or limitations on or termination of our eligibility to participate in the Title IV programs, should we elect to do so, each of which could materially adversely affect us. In addition, if we are charged with regulatory violations, our reputation could be damaged, and financial penalties could be imposed, all of which could have a negative impact on our stock price and our enrollments. We cannot predict with certainty how all of these regulatory requirements will be applied, or whether we will be able to comply with all of the applicable requirements in the future.

 If we do not maintain our state authorization in Arizona, we may not operate.

 A school that grants degrees or certificates must be authorized by the relevant education agency of the state in which it is located. We are located in the state of Arizona and are authorized by the Arizona State Board for Private Postsecondary Education. State authorization will also be required for our students to be eligible to receive funding under the Title IV programs. To maintain our state authorization, we must continuously meet standards relating to, among other things, educational programs, facilities, instructional and administrative staff, marketing and recruitment, financial operations, addition of new locations and educational programs, and various operational and administrative procedures. If we fail to satisfy any of these standards, we could lose our authorization by the Arizona State Board for Private Postsecondary Education to offer our educational programs, which would also cause us to lose any eligibility we may have had to participate in the Title IV programs and have a material adverse effect on us.

An increase in interest rates could adversely affect our ability to attract and retain students.

Some of our students finance their education through private loans that are not subsidized. Interest rates have reached relatively low levels in recent years, creating a favorable borrowing environment for students. However, in the event that interest rates on private or publicly financed loans increase or Congress decreases the amount available for federal student aid, our students may have to pay higher interest rates on their loans. Any future increase in interest rates will result in a corresponding increase in educational costs to our existing and prospective students, which could result in a significant reduction in our student population and revenues. Higher interest rates could also contribute to higher default rates with respect to our students’ repayment of their education loans. Higher default rates may in turn adversely impact our eligibility to participate in some or all of the Title IV programs, which could result in a significant reduction in our student population and our profitability.

Our failure to comply with the regulatory requirements of states other than Arizona could result in actions taken by those states that could have a material adverse effect on our enrollments.

 Almost every state imposes regulatory requirements on educational institutions that have physical facilities located within the state’s boundaries. These regulatory requirements establish standards in areas such as educational programs, facilities, instructional and administrative staff, marketing and recruitment, financial operations, addition of new locations and educational programs, and various operational and administrative procedures, some of which are different than the standards prescribed by the Department of Education or the Arizona State Board for Private Postsecondary Education. In addition, several states have sought to assert jurisdiction over educational institutions offering online degree programs that have no physical location or other presence in the state but that have some activity in the state, such as enrolling or offering educational services to students who reside in the state, employing faculty who reside in the state, or advertising to or recruiting prospective students in the state. State regulatory requirements for online education vary among the states, are not well developed in many states, are imprecise or unclear in some states, and can change frequently. In the future, states could coordinate their efforts in order to more aggressively attempt to regulate or restrict schools’ offering of online education.

 In addition to Arizona, our anticipated activities in certain states may constitute a presence requiring licensure or authorization under the requirements of the state education agency in those states. We intend to seek approvals in other states to operate as we determine necessary in connection with our marketing and recruiting activities. If we fail to comply with state licensing or authorization requirements for a state, or fail to obtain licenses or authorizations when required, we could lose our state licensure or authorization by that state or be subject to other sanctions, including restrictions on our activities in that state, fines, and penalties. The loss of licensure or authorization in a state other than Arizona could prohibit us from recruiting prospective students or offering educational services to current students in that state, which could significantly reduce our enrollments and revenues and materially adversely affect us.

 State laws and regulations are not always precise or clear, and regulatory agencies may sometimes disagree with the way we have interpreted or applied these requirements. Any misinterpretation by us of these regulatory requirements or adverse changes in regulations or interpretations thereof by regulators could materially adversely affect us.

Government agencies, regulatory agencies, and third parties may conduct compliance reviews, bring claims, or initiate litigation against us based on alleged violations of the extensive regulatory requirements applicable to us, which could require us to pay monetary damages, be sanctioned or limited in our operations, and expend significant resources to defend against those claims.

 Because we operate in a highly regulated industry, we are subject to program reviews, audits, investigations, claims of non-compliance, and lawsuits by government agencies, regulatory agencies, students, stockholders, and other third parties alleging non-compliance with applicable legal requirements, many of which are imprecise and subject to interpretation. As we grow larger, this scrutiny of our business may increase. If the result of any such proceeding is unfavorable to us, we may lose or have limitations imposed on our state licensing, accreditation, or any Title IV program participation; be required to pay monetary damages (including triple damages in certain whistleblower suits); or be subject to fines, injunctions, or other penalties, any of which could have a material adverse effect on our business, prospects, financial condition, and results of operations. Claims and lawsuits brought against us, even if they are without merit, may also result in adverse publicity, damage our reputation, negatively affect the market price of our stock, adversely affect our student enrollments, and reduce the willingness of third parties to do business with us. Even if we adequately address the issues raised by any such proceeding and successfully defend against it, we may have to devote significant financial and management resources to address these issues, which could harm our business.

A decline in the overall growth of enrollment in postsecondary institutions, or in the number of students seeking degrees in our core disciplines, could cause us to experience lower enrollment at our schools, which could negatively impact our future growth.

 According to a September 2008 report from the NCES, enrollment in degree-granting, postsecondary institutions is projected to grow 12.0% over the ten-year period ending fall 2016 to approximately 19.9 million. This growth is slower than the 23.6% increase reported in the prior ten-year period ended in fall 2006, when enrollment increased from 14.4 million in 1996 to 17.8 million in 2006. In addition, according to a March 2008 report from the Western Interstate Commission for Higher Education, the number of high school graduates that are eligible to enroll in degree-granting, postsecondary institutions is expected to peak at approximately 3.3 million for the class of 2008, falling in the period between 2007-08 and 2013-14 by about 150,000 in total before resuming a growth pattern for the foreseeable future thereafter. In order to maintain current growth rates, we will need to attract a larger percentage of students in existing markets and expand our markets by creating new academic programs. In addition, if job growth in the fields related to our core disciplines is weaker than expected, especially considering the currently limited new job market in the U.S., fewer students may seek the types of degrees that we offer. Our failure to attract new students, or the decisions by prospective students to seek degrees in other disciplines, would have an adverse impact on our future growth.

If any of the education regulatory agencies that regulate us do not approve or delay their approval of any transaction involving us that constitutes a “change in control,” our ability to operate may be impaired.

If we experience a change in control under the standards of the Department of Education, the Arizona State Board for Private Postsecondary Education, the DETC or the HLC, or any other applicable state education agency or accrediting commission, we must notify or seek the approval of each such agency. These agencies do not have uniform criteria for what constitutes a change in control. Transactions or events that typically constitute a change in control include significant acquisitions or dispositions of the voting stock of an institution or its parent company, and significant changes in the composition of the board of directors of an institution or its parent company. Some of these transactions or events may be beyond our control. Our failure to obtain, or a delay in receiving, approval of any change in control from the Department of Education, the Arizona State Board for Private Postsecondary Education, the DETC or the HLC, could impair our ability in the future to operate or participate in the Title IV programs, which could have a material adverse effect on our business and financial condition. Our failure to obtain, or a delay in receiving, approval of any change in control from any other state in which we are currently licensed or authorized, or from any of our specialized accrediting commissions, could require us to suspend our activities in that state or suspend offering the applicable programs until we receive the required approval, or could otherwise impair our operations. The potential adverse effects of a change in control could influence future decisions by us and our stockholders regarding the sale, purchase, transfer, issuance, or redemption of our stock, which could discourage bids for your shares of our stock and could have an adverse effect on the market price of your shares.

Our reputation may be negatively affected by the actions of other postsecondary educational institutions.

 In recent years, regulatory proceedings and litigation have been commenced against various postsecondary educational institutions relating to, among other things, deceptive trade practices, false claims against the government, and non-compliance with Department of Education requirements, state education laws, and state consumer protection laws. These proceedings have been brought by the Department of Education, the U.S. Department of Justice, the U.S. Securities and Exchange Commission, or SEC, and state governmental agencies, among others. These allegations have attracted adverse media coverage and have been the subject of legislative hearings and regulatory actions at both the federal and state levels, focusing not only on the individual schools but in some cases on the larger for-profit postsecondary education sector as a whole. Adverse media coverage regarding other for-profit education companies or other educational institutions could damage our reputation, result in lower enrollments, revenues, and operating profit, and have a negative impact on our stock price. Such coverage could also result in increased scrutiny and regulation by the Department of Education, Congress, accrediting commissions, state legislatures, state attorneys general, or other governmental authorities of all educational institutions, including us.

We cannot offer new programs, expand our operations into certain states, or acquire additional schools if such actions are not timely approved by the applicable regulatory agencies.

Our expansion efforts include offering new educational programs. In addition, we may increase our operations in additional states and seek to acquire existing schools from other companies. If we are unable to obtain the necessary approvals for such new programs, operations, or acquisitions from the Department of Education, the DETC or the HLC, the Arizona State Board for Private Postsecondary Education, or any other applicable state education agency or accrediting commission, or if we are unable to obtain such approvals in a timely manner, our ability to consummate the planned actions would be impaired, which could have a material adverse effect on our expansion plans.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our common stock.

Our Articles of Incorporation authorize the issuance of significant additional shares of our common stock and preferred stock.  These securities can be issued by the Board of Directors, without stockholder approval.  We also have (i) 3,934,517 shares of preferred stock which are convertible at the holders’ election into an equal number of shares of common stock and (ii) up to 4,500,000 shares of common stock that may be issued upon conversion of outstanding stock options.  Any future issuances of common stock or preferred stock would dilute the percentage ownership of our current shareholders.

Indemnification of officers and directors.

Our Articles of Incorporation and Bylaws contain broad indemnification and liability limiting provisions regarding our officers, directors and employees, including the limitation of liability for certain violations of fiduciary duties.  Shareholders therefore will have only limited recourse against these individuals.

If we fail to implement and maintain proper and effective internal controls and disclosure controls and procedures, our ability to produce accurate and timely financial statements and public reports could be impaired, which could adversely affect our operating results, our ability to operate and our business and investors’ views of us.

We must ensure that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis. We are required to spend considerable effort establishing and maintaining our internal controls, which will be costly and time-consuming and will need to be re-evaluated frequently. We are in the process of documenting, reviewing and, if appropriate, improving our internal controls and procedures, and we expect that we will become subject to Section 404 of the Sarbanes-Oxley Act of 2002, which will require annual management assessments of the effectiveness of our internal control over financial reporting.   Both our independent auditors and we will be testing our internal controls in anticipation of being subject to these Section 404 requirements and, as part of that documentation and testing, may identify areas for further attention and improvement. We are in the process of developing disclosure controls and procedures designed to ensure that information required to be disclosed by us in our public reports and filings is recorded, processed, summarized and reported within the time periods specified by applicable SEC rules and forms.

Implementing any appropriate changes to our internal controls and disclosure controls and procedures may entail substantial costs to modify our existing financial and accounting systems and internal policies, take a significant period of time to complete, and distract our officers, directors and employees from the operation of our business. These changes may not, however, be effective in establishing or maintaining the adequacy of our internal controls or disclosure controls, and any failure to maintain that adequacy, or a consequent inability to produce accurate financial statements or public reports on a timely basis, could materially adversely affect our business. Further, investors’ perceptions that our internal controls or disclosure controls are inadequate or that we are unable to produce accurate financial statements may seriously affect the price of our common stock.

We are required to pay dividends on our preferred stock, which will reduce our working capital.

We currently have 3,934,517 shares of preferred stock outstanding, each share of which requires us to pay a semi-annual cumulative dividend of $.05 per share.  The payment of these dividends will reduce our working capital and cash available for other corporate purposes.

Risks Relating to Our Securities

Insiders have substantial control over us, and they could delay or prevent a change in our corporate control even if our other stockholders wanted it to occur.

Our executive officers and directors own 18,652,083 shares of our common stock (including preferred stock convertible into common stock) or approximately 68.2% of our outstanding common stock. Accordingly, these individuals will be able to control all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders wanted it to occur.

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board must be reporting issuers under Section 12 or 15 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to get re-listed on the OTC Bulletin Board, which may have an adverse material effect on our Company.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions, which could impair liquidity and make trading difficult.

SEC Rule 15g-9, as amended, establishes the definition of a “penny stock” as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stock for the immediately foreseeable future. This classification severely and adversely affects the market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stock and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.   To approve a person’s account for transactions in penny stock, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stock are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stock.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker or dealer made the suitability determination, and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

 Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our stockholders will, in all likelihood, find it difficult to sell their securities.

The market for penny stock has experienced numerous frauds and abuses which could adversely impact investors in our stock.

OTC Bulletin Board securities are frequent targets of fraud or market manipulation, both because of their generally low prices and because OTC Bulletin Board reporting requirements are less stringent than those of the stock exchanges or NASDAQ.

Patterns of fraud and abuse include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
•
Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

The market price of our common stock may be volatile.

The market price of our common stock will likely be highly volatile, as is the stock market in general, and the market for OTC Bulletin Board quoted stocks in particular. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as changes in financial estimates by industry and securities analysts, announcements made by our competitors or sales of our common stock. These factors may materially adversely affect the market price of our common stock, regardless of our performance.

In addition, the public stock markets have lately experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our stock.

We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future, so any return on investment may be limited to the value of our stock. We plan to retain any future earnings to finance growth.

Future sales of our common stock may depress our stock price.

Sales of a substantial number of shares of our common stock by significant stockholders into the public market could cause a decrease in the market price of our common stock.

Item 2. Financial Information (Management’s Discussion and Analysis)

The following information relates solely to the consolidated operations of Nouveau.  All information provided in Item 2 is presented in thousands.

Forward-Looking Statement and Information

This document may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management and information currently available to management.  The use of words such as “believe,” “anticipates,” “intends, “plans,” “estimates,” “should,” “likely,” or similar expressions, indicates a forward-looking statement.

Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance and underlying assumptions.  Future results may differ materially from those expressed in the forward-looking statements.  Many of the factors that will determine these results are beyond our ability to control or predict.  Unit holders are cautioned not to put undue reliance on any forward-looking statements. We claim the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance and underlying assumptions, which are not statements of historical facts.  These statements are subject to uncertainties and risks including, but not limited to, changes in technology, economic conditions, competition and pricing, and government regulations.  We caution that assumptions, expectations, projections, intentions, or beliefs about the future events may, and often do, vary from actual results and the differences can be material.  Key factors which could cause actual results to vary from those the Company expects include those set forth under Item 1A “Risk Factors”.

Results of Operations

The following table sets forth data from our consolidated statements of operations for the nine months ended December 31, 2008 and 2007:
	For The Nine Months Ended December 31,
	2008	2007

Revenues	$31	$-

Instructional development costs	1,486	195
Selling and promotional	112	44
General and administrative	1,103	355
Total costs and expenses	2,701	594
Loss from operations	(2,670)	(594)
	-	-
Interest expense	(225)	(9)
Net loss	(2,895)	(603)
Dividend on preferred stock	17	-
Net loss attributable to common stockholders	$(2,912)	$(603)

Revenue.     We commenced offering courses in August 2008 and acquired ICMT in October 2008 resulting in $31 in revenue for the nine months ended December 31, 2008.  We had no revenue for the nine months ended December 31, 2007.

Instructional development costs.     Our instructional development costs for the nine months ended December 31, 2008 were $1,486, an increase of $1,291 or 662% as compared to $195 for the nine months ended December 31, 2007.  This increase is primarily due to $937 in increased payroll and payroll related expenses due to higher employee headcount in 2008 working toward curriculum and instructional infrastructure development.  We incurred an additional $104 in software training, software implementation, electronic data security, and other information technology expenses in the nine months ended December 31, 2008 as we began online operations.   We spent $101 with outside contractors and consultants to develop curriculum and help with course instruction as well as preparation for accreditation.

Selling and promotional.     Our selling and promotional expenses for the nine months ended December 31, 2008 were $112, an increase of $68 or 155%, as compared to $44 for the nine months ended December 31, 2007.    The increase was primarily due to increases in compensation costs of $36 and higher marketing and consulting expenses of $21.

General and administrative.     Our general and administrative expenses for the nine months ended December 31, 2008 were $1,103, an increase of $748 or 210%, as compared to $355 for the nine months ended December 31, 2007.   The increase is primarily due to higher compensation and payroll related expense of $531 and an increase of $159 in management and administrative expenses charged to us by a company under common control until we could hire appropriate administrative staff.

Interest Expense.     Our interest expense for the nine months ended December 31, 2008 was $225, and increase of $216 from $9 for the nine months ended December 31, 2007 as a result of increased borrowings under our lines of credit with our Chairman of the Board and a company under common control.  We converted $3,935 of balances due under our lines of credit to Series A Stock on December 15, 2008.

 Liquidity and Capital Resources

We financed our operating activities and capital expenditures since inception of our Development Stage primarily through proceeds from related party debt and issuance of common stock.

We believe our cash flow from operations, existing cash and cash equivalents and other sources of liquidity will not be sufficient to fund our ongoing operations, planned capital expenditures and working capital requirements for the next 12 months.  We plan to meet our cash needs through future advances on our lines of credit with related parties and through future debt and equity offerings.  There can be no assurance we will be successful in obtaining required funding.

Operating Activities.      Net cash used by operating activities for the nine months ended December 31, 2008 was $2,858 primarily due to our net loss of $2,895.  We expect to continue to use net cash in our operating activities for at least the next 12 months.  Net cash used by operating activities for the nine months ended December 31, 2007 was $582 primarily driven by our net loss of $603.

Investing Activities.     Net cash used in investing activities was $826 for the nine month period ended December 31, 2008 primarily due to capital expenditures of $526 related to establishment of our infrastructure to support our initial online operations in addition to a $300 advance made to a related company on December 30, 2008.  The advance was repaid in full on January 2, 2009.  Net cash used in investing activities for the nine month period ended December 31, 2007 was $9 due to capital expenditures.

Financing Activities.   Net cash provided by financing activities was $3,420 for the nine months ended December 31, 2008 primarily due to advances on related party lines of credit and proceeds from the issuance of common stock.  Net cash provided by financing activities was $1,016 for the nine months ended December 31, 2007 due to advances on related party lines of credit.

Item 3. Properties

We sub-lease an aggregate of 7,594 square feet of office and operating space at 15011 North 75th Street, Scottsdale, Arizona 85260, on a one-year sub-lease ending on November 30, 2009 for $14,872 per month.  We lease this space from an affiliate controlled by Mr. Piccolo.  We believe that our rent payments are fair and consistent with rental charges by unaffiliated landlords in our market area.

Item 4. Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock. The information below indicates:

•	each person who is known by us to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock,
•	each of our directors and executive officers, and
•	all directors and executive officers as a group.

Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock indicated. For purposes of the table below, in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of any shares of common stock, over which he or she has or shares, directly or indirectly, voting or investment power, or of which he or she has the right to acquire beneficial ownership (through exercise of stock options or conversion of preferred stock to common stock) at any time within 60 days from the date hereof. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.
Name	Number of Shares	Percent of Common Stock Owned
Jim Piccolo	13,253,370	50.1%
Laura Palmer Noone	5,398,713	22.2%
Gloria Zemla	0	0%
Dennis Shields	0	0%
Margie Traylor	0	0%
Hugh McBride	0	0%
Sharon Lechter	0	0%
All officers and directors as a group (seven persons)	18,652,083	68.2%
Robert Snyder	4,382,805	18.7%

Item 5. Directors and Executive Officers

On the closing date of the Securities Exchange, we elected six directors, and Ken Edwards, previously our sole director, resigned.  Our executive officers and directors and their backgrounds following the closing date are as follows:

Name	Age	Position	Officer/Director of Nouveau Since
Jim Piccolo	51	Chairman of the Board of Directors	2005
Laura Palmer Noone	49	Chief Executive Officer, President and Director	2008
Gloria Zemla	57	Chief Financial Officer, Secretary and Treasurer	2008
Dennis Shields	53	Director	2009
Margie Traylor	45	Director	2009
Hugh McBride	72	Director	2009
Sharon Lechter	55	Director	2009

Jim Piccolo, age 51, has served as Chairman of Nouveau since 2005 and joined us as our Chairman on the closing of the Securities Exchange.  He has also served as President and Chief Executive Officer of Nouveau Riche Corporation, a for-profit post secondary education firm focused on real estate education, since he founded it in 2000.   Mr. Piccolo graduated in 1984 with a Bachelors Degree in business from University of Nebraska.

           Laura Palmer Noone, age 49, has served as Chief Executive Officer, President and a Director of Nouveau since 2008 and joined us in the same capacities on the closing of the Securities Exchange. Ms. Noone has over 22 years of experience in for-profit higher education.  She was employed by the University of Phoenix from 1994 until 2007.  During her tenure at the University of Phoenix, she served as both the Chief Academic Officer and President of the University, retiring from the presidency in 2006.  During her time with the University of Phoenix, she helped launch the online campus of the university, and guided the university through the licensure process in dozens of states.  Dr. Noone holds a Ph.D. in Higher Education Administration from the Union Institute, as well as a Juris Doctor and MBA from the University of Iowa.

           Gloria Zemla, age 57, has served as Chief Financial Officer of Nouveau since December 2008 and joined us as our Chief Financial Officer, Secretary and Treasurer on the closing of the Securities Exchange.  From 2000 to 2008 she was the Chief Financial Officer of Adtron Corporation.  She holds a B.S. degree from Wayne State University and is a certified public accountant licensed in Michigan.

           Dennis Shields, age 53, joined us as a director on the closing date of the Securities Exchange. He has been Dean and a professor of law at Phoenix School of Law since 2005.  From 2002 until 2005 he was Associate Dean for Admissions and Financial Aid for Duke University School of Law and from 1998 until 2002 he was Assistant Dean for Admissions and Financial Aid at the law school.  Mr. Shields received his Bachelor of Arts Degree in Business Administration in 1977 from Graceland College and received his Juris Doctorate Degree in 1982 from the University of Iowa College of Law.

Margie Traylor, age 45, joined us a director on the closing date of the Securities Exchange.  She has served as the CEO of Sitewire Marketspace Solutions, LLC, since she founded it in 1999.  She is a certified public accountant with over 20 years experience in marketing, finance, accounting, business process architecture and human resource management.  Ms. Traylor received her Bachelor of Science Degree in Accounting Cum Laude from Arizona State University.

           Hugh McBride, age 72, joined us as a director on the closing date of the Securities Exchange.  Prior to his retirement in 2002, Mr. McBride was the President of the College of Financial Planning for the Apollo Group, Inc., from 2000 to 2002.  He also served as the Dean of the College of Information Systems & Technology from 1995 to 2000, and as the Dean of the College of Graduate Business from 1995 to 1996.  He has served on the faculty of Apollo Group, Inc., since 1997.  Mr. McBride received a Bachelor of Science Degree in History and Political Science in 1960 from the University of Houston and a Bachelor of Science Degree in Military Arts and Science in 1975 from the Command and General Staff College.  He received his MBA in Finance/Controller from Syracuse University in 1973.

Sharon Lechter, age 55, joined us as a director on the closing date of the Securities Exchange. From 1997 until 2007, Ms. Lechter was the founder and Chief Executive Officer of CashFlow Technologies, Inc. and from 2002 to the present has been the President of S and B Systems, Inc.  She earned a B.S. degree from Florida State University.

There are no family relationships between any of our officers and directors.

Term of Office

Directors are elected to hold office until the next annual meeting of shareholders and until their successors are elected and qualified.  Annual meetings of the stockholders, for the selection of directors to succeed those whose terms expire, are held at such time each year as designated by the Board of Directors.  Officers of the Company are elected by the Board of Directors, which is required to consider that subject at its first meeting after every annual meeting of stockholders.  Each officer holds office until his successor is elected and qualified or until his earlier resignation or removal.

Item 6.  Executive Compensation

We currently pay Dr. Noone and Ms. Zemla annual salaries of $300,000 and $200,000, respectively. We do not have employment agreements or key-person life insurance with respect to either individual.  No other executive officer or director receives a salary.

Director Compensation

Our directors receive $1,000 for each board meeting attended.  We may pay additional cash and stock-based compensation to our directors in the future.

Board Committee

We have one Board committee.  The Audit Committee is responsible for interaction with our external auditors.  The Audit Committee is comprised of three independent directors:  Hugh McBride, Margie Traylor and Sharon Lechter. All other Board committee responsibilities are provided by our full Board of Directors.

Equity Incentive Plan

In February 2009, subject to stockholder approval, we adopted an equity incentive plan, which we refer to as our Plan, which provides for the grant of options intended to qualify as “incentive stock options” and “non-statutory stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986.  Incentive stock options are issuable only to our eligible officers, directors and key employees.  Non-statutory stock options are issuable only to our non-employee directors and consultants.  An aggregate of   6,000,000 stock options may be issued under the Plan, of which 4,500,000 options are currently outstanding.  The Plan is administered by our full Board of Directors.  Under the Plan, the Board determines which individuals receive options, the time period during which the options may be exercised and the option price.

                 With respect to stock options, the per share exercise price of the common stock may not be less than the fair market value of the common stock on the date the option is granted.  No person who owns, directly or indirectly, at the time of the granting of an incentive stock option, more than 10% of the total combined voting power of all classes of our stock is eligible to receive incentive stock options under the Plan unless the option price is at least 110% of the fair market value of the common stock subject to the option on the date of grant.  The option price for non-statutory options will be established by the Board and may not be less than 100% of the fair market value of the common stock subject to the option on the date of grant.

                 No options may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option may only be exercisable by the optionee.  Options may be exercised only if the option holder remains continuously associated with us from the date of grant to the date of exercise, unless modified or extended under the Plan grant.  Options under the Plan must be granted within ten years from the effective date of the Plan and the exercise date of an option cannot be later than five years from the date of grant.  Any options that expire unexercised or that terminate upon an optionee’s ceasing to be employed by us become available once again for issuance.  Shares issued upon exercise of an option rank equally with other shares then outstanding.

Item 7. Certain Relationships and Related Transactions and Director Independence

           Mr. Piccolo and entities controlled by him loaned us an aggregate of $3,934,517 through December 31, 2008.  The funds were used for working capital and bore interest at 10% per annum.  On December 15, 2008, Mr. Piccolo and affiliates agreed to exchange the loans for an equal face amount of preferred stock based upon an exchange (purchase) price of $1.00 per preferred share.  The preferred stock is convertible at any time into an equal number of shares of common stock.  The preferred stock pays a semi-annual cumulative dividend per share of $.05 and may not be called for redemption except at our option.

We maintain a line of credit dated November 30, 2007 with Mr. Piccolo.  The total available credit is $2,500,000 and the line matures on November 30, 2010.  Interest accrues at the rate of 10% per annum.  Payment of the outstanding principal will commence on November 30, 2009.  On December 15, 2008, we converted $1,779,792 due under the line of credit to Mr. Piccolo to Series A Preferred Stock.

We maintain a line of credit with Nouveau Riche Corporation (NRC) dated October 31, 2007.  The total available credit is $2,500,000 and the line matures on October 31, 2010.  Interest accrues at the rate of 10% per annum.  Payment of the outstanding principal will commence on October 31, 2009.  As of December 31, 2008 and 2007, the unpaid principal and interest due to NRC was $26,393 and $628,607, respectively.  On December 15, 2008, the Company converted $2,154,725 due under the line of credit due to NRC to Series A Preferred Stock .

NRC is controlled by Mr. Piccolo.  We shared office space with NRC until December 1, 2008 and NRC paid for almost all office related expenses.  Our financial position and operating results could be materially changed if these entities were not under common control.  For the nine months ended December 31, 2008 and 2007, we incurred $376,452 and $217,080, respectively of management and administrative expenses from NRC per support services agreement.  This agreement required monthly payments of $22,899 to be paid for support services for the period of June 1, 2007 through September 30, 2007 and monthly payments of $41,828 to be paid effective October 1, 2007.  The agreement terminated on January 31, 2009.

Effective December 1, 2008, we entered into a sub-lease agreement with NRC for 7,594 square feet of office space.  The sub-lease requires monthly rental payments of $14,872 with a deposit of $14,872 equal to the last months rent.  The sub-lease terminates on November 30, 2009.

We advanced $300,000 to NRC on December 30, 2008.  The advance was repaid in full on January 2, 2009.

Presently, we are not required to comply with the director independence requirements of any securities exchange. In determining whether our directors are independent, however, we intend to be guided by the rules of the American Stock Exchange. Our Board of Directors will also consult with counsel to ensure that the Board’s determinations are consistent with AMEX rules and all relevant securities and other laws and regulations regarding the independence of directors, including those adopted under the Sarbanes-Oxley Act of 2002 with respect to the independence of audit committee members. The AMEX listing standards define an “independent director” generally as a person, other than an officer of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment.

We believe a majority of our Board is composed of “independent directors.”

Item 8. Legal Proceedings

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. We are not aware of any pending or threatened legal proceeding that, if determined in a manner adverse to us, could have a material adverse effect on our business and operations.

Item 9. Market for Common Equity and Related Stockholder Matters

Our common stock has been quoted on the OTC Bulletin Board (“OTC Bulletin Board”) under the symbol “MMPA” since September 2008.  The high and low bid prices for the fourth quarter of 2008 were $.10 and $.10, respectively.

We have not paid any cash dividends, and do not anticipate declaring or paying any cash or stock dividends in the foreseeable future.

As of March 2009, we had approximately 100 stockholders of record.

Item 10. Recent Sales of Unregistered Securities

In connection with the Securities Exchange, we issued an aggregate of 22,134,000 unregistered shares of common stock, 3,934,517 shares of preferred stock and 4,500,000 stock options to the securities holders of Nouveau.  These securities were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, as a transaction by an issuer not involving any public offering.  Each of the parties receiving the securities was an accredited investor as defined by Rule 501 of Regulation D.  Each party delivered appropriate investment representations with respect to the issuance of the securities and consented to the imposition of a restrictive legend upon the certificates evidencing the securities.  None of the parties had acquired the securities as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar meeting.  Each party was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction.  No underwriting discounts or commissions were paid in connection with the issuance of these securities.

Item 11. Description of Securities

We are authorized to issue up to (i) 500,000,000 shares of common stock, par value $.001 per share, of which there are 23,384,000 shares currently issued and outstanding and (ii) 5,000,000 shares of preferred stock, par value $.001 per share, of which 3,934,517 shares are currently outstanding.

Common Stock

Each outstanding share of common stock entitles the holder thereof to one vote per share on matters submitted to a vote of stockholders. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our Board of Directors. Our Board of Directors has never declared a dividend. Should we decide in the future to pay dividends, it will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including the Company’s financial condition and the results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant. Each share is entitled to the same dividend. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $.001 per share, of which 3,934,517 shares are currently outstanding. Our Articles of Incorporation gives our Board of Directors the power to issue shares of preferred stock in one or more series without stockholder approval. Our Board of Directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The purpose of authorizing our Board of Directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

Item 12. Indemnification of Directors

Under our bylaws we indemnify a director or officer of our Company against liability and  advance the costs of defending any such person against liability, provided (i) the director or officer was acting on our behalf in his official capacity as a director or officer, and (ii) such director or officer conducted himself in good faith and believed his conduct was in, or not opposed to, our best interests (or in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful). We may not indemnify a director or officer, however, if such director or officer is adjudged liable to us, or if the director or officer is adjudged to have derived an improper personal benefit.

Indemnification permitted by these provisions is limited to reasonable expenses incurred in connection with the proceeding upon which liability is predicated, which includes the amount of any such liability actually imposed.

Item 5.01. Changes in Control of Registrant

Reference is made to the disclosure set forth under Item 1.01 and Items 4 and 5 under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On the closing of the Securities Exchange, we added six new directors, and subsequently, we accepted the resignation of Ken Edwards as our Chief Executive Officer and sole director. Reference is made to the disclosure set forth under Item 5 under Item 2.01 of this Current Report on Form 8-K setting forth the names and backgrounds of our four new directors.

Item 5.06. Change in Shell Company Status

Reference is made to the disclosure set forth under Item 1 under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference. As a result of the Securities Exchange described under Item 1.01, we believe we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 8.01. Other Events

On March 25, 2009, we elected to change our year end from December 31 to March 31.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements of business acquired

The financial statements of Nouveau, Capital Pacific University, LLC and the pro forma financial information of Nouveau, Capital Pacific University, LLC and us are filed with this Current Report on Form 8-K as indicated below.

Pro Forma Financial Statements: Combining the operations of Maple Mountain Pumpkins & Agriculture, Inc., Nouveau, and Capital Pacific University, LLC

Audited Financial Statements: Nouveau for the years ended March 31, 2008 and 2007

Unaudited Interim Consolidated Financial Statements:  Nouveau for the nine months ended December 31, 2008 and 2007

Audited Consolidated Financial Statements:  Capital Pacific University, LLC for the years ended March 31, 2008 and 2007

Unaudited Consolidated Interim Financial Statements:  Capital Pacific University, LLC for the six months ended September 30, 2008 and 2007

(d) Exhibits
Exhibit No.	Description

10.1	Securities Exchange Agreement with Nouveau

23.2	Consent of Hansen, Barnett & Maxwell, P.C., independent registered accountants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized in Scottsdale, Arizona.

MAPLE MOUNTAIN PUMPKINS & AGRICULTURE, INC.
By:	/s/ Laura Palmer Noone
Laura Palmer Noone, Chief Executive Officer

Date:  March 30, 2009

INDEX TO FINANCIAL STATEMENTS OF NOUVEAU, CAPITAL PACIFIC UNIVERSITY, LLC AND THE PRO FORMA FINANCIAL INFORMATION OF NOUVEAU, CAPITAL PACIFIC UNIVESRITY, LLC

MAPLE MOUNTAIN PUMPKINS AND AGRICULTURE, INC.
PRO FORMA FINANCIAL STATEMENTS

MAPLE MOUNTAIN PUMPKINS AND AGRICULTURE, INC.
INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

On March 24, 2009, Maple Mountain Pumpkins & Agriculture, Inc., a Nevada corporation (“Maple Mountain”), completed its business combination ("exchange") with Nouveau Educational Systems, Inc., a Nevada corporation (“NESI”), in accordance with the terms of the Agreement Concerning the Exchange of Securities, dated as of March 2, 2009, By and Among Maple Mountain Pumpkins & Agriculture, Inc. and Nouveau Educational Systems, Inc. and the Security Holders of Nouveau Educational Systems, Inc. (the “exchange agreement”).  Pursuant to the exchange agreement, Maple Mountain exchanged securities with NESI, with NESI continuing after the exchange as the surviving corporation and a wholly owned subsidiary of Maple Mountain.  These unaudited pro forma condensed combined financial statements have been prepared to give effect to the exchange as if it occurred on December 31, 2008.

NESI security holders now own or have the right to acquire approximately 95% of the combined company on a fully-diluted basis.  Further, former NESI directors constitute the entirety of the combined company’s board of directors and all members of the executive management of the combined company are from NESI.  Therefore, NESI is deemed to be the acquiring company for accounting purposes and the exchange transaction will be accounted for as a reverse merger and a recapitalization.  The financial statements of the combined entity will reflect the historical results of NESI before the exchange and will not include the historical financial results of Maple Mountain before the completion of the exchange.  Stockholders’ equity and earnings per share of the combined entity will be retroactively restated to reflect the number of shares of common stock received by NESI security holders in the exchange.

    These unaudited pro forma condensed combined financial statements have been prepared to give effect to the exchange as a reverse acquisition of assets and a recapitalization.  For accounting purposes, NESI is considered to have acquired Maple Mountain in the exchange, and it is assumed that Maple Mountain does not meet the definition of a business in accordance with the Statements of Financial Accounting Standards No. 141, Business Combinations, and Emerging Issues Task Force (EITF) No. 98-3, Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or of a Business.  Maple Mountain ceased its agricultural produce business in December 2006, obtained its shareholders’ approval of a quasi-reorganization that provided for a readjustment of Maple Mountain’s capital accounts and for recording the fair value of property held for sale. This resulted in Maple Mountain’s retained deficit from prior operations being eliminated through an offset against its capital in excess of par value account and, subsequently, Maple Mountain’s accounting was substantially similar to that of a new enterprise.  Under EITF 98-3, the total estimated purchase price, calculated as described in Note 2 to these unaudited pro forma condensed combined financial statements, is allocated to the assets acquired and liabilities assumed in connection with the transaction, based upon their estimated fair values.  As a result, as no net assets were acquired and no goodwill will be recognized, the cost of the exchange will be expensed.  Subsequent to the exchange, NESI shareholders control the combined entity.  Accordingly, NESI (the accounting acquirer) is considered to be the continuing reporting entity that acquired the registrant, Maple Mountain (the accounting acquiree), and therefore the transaction is considered to be a reverse merger.

    The unaudited pro forma condensed financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had NESI and Maple Mountain been a combined company during the specified periods.  Further, the unaudited pro forma condensed combined financial statements do not reflect any adjustments to remove the operating results of Maple Mountain.  As noted above, Maple Mountain did not have any substantive operations at the time of the consummation of the exchange.  The unaudited pro forma condensed combined financial statements have been prepared using NESI’s March 31 year-end.  The pro forma adjustments are based on the preliminary information available at the time of the preparation of the Current Report on Form 8-K to which these financial statements are an exhibit.  The unaudited pro forma condensed combined financial statements, including the notes hereto, are qualified in their entirety to, and should be read in conjunction with, the historical consolidated financial statements included in Maple Mountain’s Annual Report on Form 10-K for the year ended December 31, 2008 and the audited historical financial statements of NESI for the year ended March 31, 2008 and the nine-month period ended December 31, 2008 included as an Exhibit in this Current Report on Form 8-K.

MAPLE MOUNTAIN PUMPKINS AND AGRICULTURE, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

	Historical
	As of December 31, 2008
	Maple Mountain	Nouveau	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$543	$41,453	$(543	)(a)	$-
			(41,453	)(b)
Receivable from related party	-	300,000	-		300,000
Other current assets	-	119,209	-		119,209
Total current assets	543	460,662	(41,996)		419,209

Property and Equipment, net	-	490,390	-		490,390

Intangible assets, net	-	145,335	-		145,335
Goodwill	-	109,953	-		109,953

Total Assets	$543	$1,206,340	$(41,996)		$1,164,887

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$2,258	$163,313	$(2,258	)(a)	$173,313
			10,000	(b)
Cash overdraft	-	-	33,547	(b)	33,547
Accrued expenses and other current liabilities	-	76,603	-		76,603
Dividends payable	-	17,247	-		17,247
Notes payable	-	113,461	275,000	(b)	388,461
Related party note payable and accrued interest	5,125	-	(5,125	)(a)	-
Convertible notes payable and interest	5,817	-	(5,817	)(a)	-
Total current liabilities	13,200	370,624	305,347		689,171

Non-Current Liability:
Convertible notes payable and interest	-	-	-		-
Payable to related party	-	26,393	-		26,393
					-
Total Liabilities	13,200	397,017	305,347		715,564

Stockholders' Equity/ (Deficit):
Series A preferred stock	-	3,934,517	-		3,934,517
Common stock	26,250	21,429	(25,000	)(b)	22,679
Additional Paid-In Capital (Deficit)	11,207	1,383,571	12,657	(a)	1,072,435
Retained deficit	(50,114)	(4,530,194)	(335,000	)(b)	(4,580,308)
Total Stockholders' Equity/ (Deficit)	(12,657)	809,323	(347,343)		449,323
Total Liabilities and Stockholders' Equity (Deficit)	$543	$1,206,340	$(41,996)		$1,164,887

See accompanying notes to the unaudited pro forma condensed combined financial statements

MAPLE MOUNTAIN PUMPKINS AND AGRICULTURE, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2008

	Historical Nine Months Ended December 31, 2008		Historical Period from April 1, 2008 to October 13, 2008
	Maple Mountain	Nouveau	CPU LLC	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Tuition and other, net	$-	$30,695	$47,346	$-		$78,041

Costs and expenses:
Instructional development costs	-	1,486,062	28,700	-		1,514,762
Selling and promotional	-	111,481	-	-		111,481
General and administrative	15,570	1,102,760	610,797	-		1,729,127
Total costs and expenses	15,570	2,700,303	639,497	-		3,355,370
Loss from operations	(15,570)	(2,669,608)	(592,151)	-		(3,277,329)
Interest income	-	-	-	-		-
Interest expense	(425)	(225,464)	-	(12,375	)(c)	(238,264)
Net loss	(15,995)	(2,895,072)	(592,151)	(12,375)		(3,515,593)
Deemed dividend on redeemable convertible preferred stock	-	17,247	-	-		17,247
Net loss attributable to common stockholders	$(15,995)	$(2,912,319)	$(592,151)	$(12,375)		(3,532,840)

Basic and Diluted Loss per Common Share	$(0.00)	$(0.14)				$(0.16)
Basic and Diluted Weighted-Average Common Shares Outstanding	26,250,000	20,219,494		(25,000,000	)(d)	21,469,494

See accompanying notes to the unaudited pro forma condensed combined financial statements

MAPLE MOUNTAIN PUMPKINS AND AGRICULTURE, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED MARCH 31, 2008

	Historical
	Year Ended March 31, 2008
	Maple Mountain	Nouveau	CPU, LLC	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Tuition and other, net	$-	$-	$69,570	$-		$69,570

Costs and expenses:
Instructional development costs	-	733,265	139,595	-		872,860
Selling and promotional	-	160,385	-	-		160,385
General and administrative	33,584	672,770	1,909,823	-		2,616,177
Total costs and expenses	33,584	1,566,420	2,049,418	-		3,649,422
Loss from operations	(33,584)	(1,566,420)	(1,979,848)	-		(3,579,852)
Interest income	-	16	-	-		16
Interest expense	(400)	(51,691)	-	(16,500	)(c)	(68,591)
Net loss	(33,984)	(1,618,095)	(1,979,848)	(16,500)		(3,648,427)

Basic and Diluted Loss per Common Share	$(0.00)	$(0.19)				$(0.38)
Basic and Diluted Weighted-Average Common Shares Outstanding	26,250,000	8,333,333		(25,000,000	)(d)	9,583,333

See accompanying notes to the unaudited pro forma condensed combined financial statements

MAPLE MOUNTAIN PUMPKINS AND AGRICULTURE, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

On March 2, 2009, Maple Mountain and NESI entered into the exchange agreement  under which, on March 24, 2009, NESI became a wholly-owned subsidiary of Maple Mountain.  Under the terms of the exchange agreement, Maple Mountain issued to the stockholders of NESI one share of Maple Mountain common stock for each share of NESI common stock held.  Additionally, Maple Mountain exchanged Maple Mountain Series A Redeemable Convertible Preferred Stock (Series A Stock) on terms comparable to NESI’s Series A Stock for all NESI Series A Stock outstanding.  Maple Mountain assumed all NESI stock options outstanding as of the exchange closing date.  Certain Maple Mountain shareholders received an aggregate of $350,000 from NESI in exchange for 25,000,000 shares of Maple Mountain common stock  which shares NESI cancelled at closing.  NESI paid these Maple Mountain shareholders $75,000 in cash and issued promissory notes ("Notes") totaling $275,000 bearing interest at the rate of 6% per annum and payable on July 1, 2010.  Each Note shall be converted into shares of Series A Stock at maturity at the rate of $1.00 per share.  In the event NESI raises funds through the sale of equity or debt instruments prior to the maturity date of the Notes, 10% of the gross proceeds therefrom shall be used to prepay the Notes.

At the exchange agreement closing date, NESI shareholders and Series A Stockholders own or have the right to acquire approximately 95% of the voting stock of the combined company on a pro rata fully diluted basis, and after the transaction, the management of NESI is the management of the combined company.  NESI is deemed to be the acquiring company for accounting purposes and the transaction will be accounted for as a reverse acquisition in accordance with accounting principles generally accepted in the United States.  Accordingly, as Maple Mountain has no net assets as of the closing date, the costs of the transaction will be expensed.

2.	Pro Forma Adjustments

The unaudited pro forma combined condensed balance sheets and statements of operations give effect to the following pro forma adjustments:

(a)	To eliminate Maple Mountain historical assets and liabilities.

(b)
To record cash consideration paid, promissory notes issued by, and transaction costs incurred by NESI relating to the exchange agreement net of the cancellation of 25,000,000 shares of Maple Mountain common stock.

(c)	To record interest expense for the applicable period on the $275,000 promissory notes bearing interest at 6% per annum issued by NESI to Maple Mountain upon closing of the exchange agreement.

(d)	To eliminate 25,000,000 common shares of Maple Mountain sold to NESI at closing for an aggregate of $350,000 and then cancelled.

3.	Pro Forma Combined Net Income Per Share

The pro forma basic and diluted net income per share amounts presented are based upon the weighted average number of NESI common shares outstanding during the period presented plus the 1,250,000 shares of Maple Mountain common stock outstanding as of the exchange agreement date.  The proforma diluted shares did not include the dilutive effect of Series A Stock, outstanding stock options, or convertible notes payable because the effect was anti-dilutive.

NOUVEAU EDUCATIONAL SYSTEMS, INC.
dba PICCOLO INTERNATIONAL UNIVERSITY

Page

Report of Independent Registered Public Accounting Firm	F-11

Balance Sheets as of March 31, 2008 and 2007	F-12

Statements of Operations for the Years Ended March 31, 2008 and 2007 and for the period February 3, 2005 (Inception of Development Stage) through March 31, 2008	F-13

Statements of Stockholders’ Equity (Deficit) for the Years Ended March 31, 2008 and 2007 and for the period February 3, 2005 (Inception of Development Stage) through March 31, 2008	F-14

Statements of Cash Flows for the Years Ended March 31, 2008 and 2007 and for the period February 3, 2005 (Inception of Development Stage) through March 31, 2008	F-15
F-16
Notes to Financial Statements

HANSEN, BARNETT & MAXWELL, P.C.
A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS
5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
Phone: (801) 532-2200
Fax: (801) 532-7944

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Stockholders
Nouveau Educational Systems, Inc. dba Piccolo International University

We have audited the accompanying balance sheets of Nouveau Educational Systems, Inc. dba Piccolo International University (a development stage company) as of March 31, 2008 and 2007, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended and for the cumulative period from February 3, 2005 (date of inception of the development stage) through March 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, and audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nouveau Educational Systems, Inc. dba Piccolo International University (a development stage company) as of March 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended and for the cumulative period from February 3, 2005 (date of inception of the development stage) through March 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note A to the financial statements, the Company has generated no revenue, incurred significant operating losses and negative cash flows from operating activities during each of the two years ended March 31, 2008.  As of March 31, 2008, the Company had an accumulated deficit of $1,616,875.  This matter raises substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with respect to these matters are also described in Note A.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
February 24, 2009

NOUVEAU EDUCATIONAL SYSTEMS, INC. dba PICCOLO INTERNATIONAL UNIVERSITY
(A Development Stage Company)
BALANCE SHEETS
AS OF MARCH 31, 2008 AND 2007

	2008	2007
ASSETS
Current Assets:
Cash and cash equivalents	$305,523	$810
Other current assets	23,715	-
Total current assets	329,238	810

Property and Equipment:	27,834	-
Less Accumulated depreciation	(3,617)	-
Net property and equipment	24,217	-

Total Assets	$353,455	$810

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$21,243	$-
Accrued expenses and other current liabilities	33,800	-
Total current liabilities	55,043	-

Non-Current Liability:
Payable to related party	1,915,287	590

Total Liabilities	1,970,330	590

Stockholders' Equity (Deficit)
Common stock, at $0.001 par value per share, 50,000,000 shares authorized, 20,000,000 and zero issued and outstanding, respectively	20,000	-
Paid-in deficit	(19,000)	-
Deficit accumulated during the development stage	(1,617,875)	220

Total Stockholders' Equity/ (Deficit)	(1,616,875)	220

Total Liabilities and Stockholders' Equity (Deficit)	$353,455	$810

The accompanying notes are an integral part of these financial statements.

NOUVEAU EDUCATIONAL SYSTEMS, INC. dba PICCOLO INTERNATIONAL UNIVERSITY
(A Development Stage Company)
STATEMENTS OF OPERATIONS

	For the Years Ended March 31,		For the Period February 3, 2005 (Inception of Development Stage) Through March 31,
	2008	2007	2008
Revenues:
Tuition and other, net	$-	$-	$-

Costs and expenses:
Instructional development costs	733,265	-	733,390
Selling and promotional	160,385	-	160,385
General and administrative	672,770	144	673,074

Total costs and expenses	1,566,420	144	1,566,849

Loss from Operations	(1,566,420)	(144)	(1,566,849)

Interest income	16	2	665
Interest expense	(51,691)	-	(51,691)

Net Loss	$(1,618,095)	$(142)	$(1,617,875)

Basic and Diluted Loss per Common Share	$(0.19)	N/A

Basic and Diluted Weighted-Average Common Shares Outstanding	8,333,333	N/A

The accompanying notes are an integral part of these financial statements.

NOUVEAU EDUCATIONAL SYSTEMS, INC. dba PICCOLO INTERNATIONAL UNIVERSITY
(A Development Stage Company)
STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Common Stock		Paid-in	Deficit Accumulated During the Development
	Shares	Amount	Deficit	Stage	Total
February 3, 2005 (Date of inception of the development stage)	-	$-	$-	$-	$-
Net income for the period February 3, 2005 (inception of the development stage) through March 31, 2006	-	-	-	362	362

Balance - March 31, 2006	-	-		362	362

Net loss	-	-	-	(142)	(142)

Balance - March 31, 2007	-	-	-	220	220

Common stock issued in settlement of liability - November 2007, $0.001 per share	20,000,000	20,000	(19,000)	-	1,000
Net loss	-	-		(1,618,095)	(1,618,095)

Balance - March 31, 2008	20,000,000	$20,000	$(19,000)	$(1,617,875)	$(1,616,875)

The accompanying notes are an integral part of these financial statements.

NOUVEAU EDUCATIONAL SYSTEMS, INC. dba PICCOLO INTERNATIONAL UNIVERSITY
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

	For the Years Ended March 31,		(Inception of Development Stage) Through
	2008	2007	March 31, 2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,618,095)	$(142)	$(1,617,875)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	3,617	-	3,617
Changes in operating assets and liabilities
Increase in other current assets	(23,715)	-	(23,715)
Increase in accounts payable	21,243	-	21,243
Increase in accrued expenses and other current liabilities	33,800	-	33,800
Net cash used in operating activities	(1,583,150)	(142)	(1,582,930)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(27,834)	-	(27,834)
Net cash used in investing activities	(27,834)	-	(27,834)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net payments to related party	(590)	(1,500)	-
Net proceeds of related party notes payable	1,916,287	-	1,916,287
Net cash provided by (used in) financing activities	1,915,697	(1,500)	1,916,287

NET INCREASE (DECREASE) IN CASH	304,713	(1,642)	305,523
CASH AT THE BEGINNING OF THE YEAR	810	2,452	-
CASH AT THE END OF THE YEAR	$305,523	$810	$305,523

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

NON CASH INVESTING AND FINANCING ACTIVITIES
Interest expense added to related party payable	$51,691	$-
Conversion of related party notes payable to equity	$1,000	$-

The accompanying notes are an integral part of these financial statements.

NOUVEAU EDUCATIONAL SYSTEMS, INC. dba PICCOLO INTERNATIONAL UNIVERSITY
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
March 31, 2008 and 2007

NOTE A- NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations – Nouveau Educational Systems, Inc. (the “Company”) incorporated on February 3, 2005 in the state of Nevada. The Company operates in Scottsdale, Arizona and does business under the name “Piccolo International University” ("College"). The Company has not yet commenced its planned principal operations and is, therefore, considered a development stage company as defined in Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and Reporting by Development Stage Enterprises.

Significant development stage operations did not begin until October 2007. Since inception, the Company developed its business plan to become an online university, offering certificate, associate, bachelor and masters programs in real estate investing, small business management, accounting, finance, marketing, digital marketing, project management, home and building inspection, and construction management and technology.  Since inception of the development stage, the major activities of the Company have included raising capital, hiring professional staff, and developing its online curriculum of programs.

Business Condition - As shown in the accompanying financial statements, the Company incurred a net loss applicable to common shareholders of $1,618,095 during the year ended March 31, 2008, and has incurred losses resulting in a stockholders’ deficit of $1,616,875. The Company had yet to generate any revenues by March 31, 2008. Those factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management plans to meet its cash needs through drawing on its lines of credit and through the private placement of its common stock which is described in more detail in the subsequent events note (see Note G). The Company is considered a development stage company and is working to establish its curriculum and customer base as an online university. The Company expects to be successful in this venture, but there is no assurance that its business plan will be economically viable. The ability of the Company to continue as a going concern is dependent on that plan’s success. There can be no assurance that management’s plans will be successful. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Cash and Cash Equivalents – For purposes of reporting cash flows, the Company considers all cash accounts which are subject to withdrawal restrictions or penalties, and highly liquid debt instruments purchased with a maturity of three months or less to be cash or cash equivalents.

The Company maintains cash balances at two financial institutions. At times during the year, the amount of deposits in those institutions may exceed the $250,000 federally insured limit.

Property and Equipment – Property and equipment is carried at cost. Maintenance and repairs are charged to expense as incurred.  Depreciation is computed using the straight-line method based on the estimated useful lives of the individual assets.

Income Taxes – The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which requires an asset and liability, approach to financial accounting and reporting for income taxes. The differences between the financial statement and tax bases of assets and liabilities are determined annually. Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Deferred income taxes result primarily from the Company using more accelerated depreciation methods for tax purposes than for financial reporting purposes.

Revenue Recognition – As the Company begins operations, the College will receive tuition payments in advance of the semester. These payments will be deferred and recognized as revenue in the semester to which they apply.

Advertising and Marketing Expenses – Advertising and marketing costs are expensed as incurred.  Advertising and marketing expense for the year ended March 31, 2008 was $11,792.

Basic and Diluted Loss Per Share - Basic loss per share amounts are computed by dividing net loss by the weighted-average number of common shares outstanding during each period.  Diluted loss per share amounts are computed assuming the issuance of common stock for potentially dilutive common stock equivalents. The Company did not have any potentially dilutive securities at March 31, 2008.

Recently Issued Accounting Pronouncements – In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard Number 157, Fair Value Measurements, (SFAS 57) which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. The provisions of SFAS No. 157 related to financial assets and financial liabilities were effective during 2008.  With respect to certain nonfinancial assets and nonfinancial liabilities, SFAS No. 157 is effective for fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The Company does not expect that the adoption of SFAS No. 157 with respect to nonfinancial assets and nonfinancial liabilities will have a material impact on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations, and SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements. SFAS No. 141(R) requires an acquirer to measure the identifiable assets acquired, the liabilities assumed and any non-controlling interest in the acquiree at their fair values on the acquisition date, with goodwill being the excess value over the net identifiable assets acquired. SFAS No. 160 clarifies that a non-controlling interest in a subsidiary should be reported as equity in the consolidated financial statements, consolidated net income should be adjusted to include the net income attributed to the non-controlling interest and consolidated comprehensive income shall be adjusted to include the comprehensive income attributed to the non-controlling interest. The calculation of earnings per share will continue to be based on income amounts attributable to the parent. SFAS No. 141(R) and SFAS No. 160 are effective for financial statements issued for fiscal years beginning after December 15, 2008. Early adoption is prohibited. The Company has not yet determined the effect on its consolidated financial statements, if any, upon adoption of SFAS No. 141(R) or SFAS No. 160.

NOTE B – PROPERTY AND EQUIPMENT

Property and equipment consist of the following:
Estimated Useful Lives
Office Equipment	$27,834	2-3 years
$27,834

Depreciation charged to income was $3,617 for the year ended March 31, 2008.

NOTE C – COMMON STOCK

On November 1, 2007, the Company issued 1,000,000 shares of its common stock at par value of $0.001 to SRP Investments, LLC, who is owned by a related party. The shares were issued in settlement of $1,000 of the outstanding balance on the line of credit due to Jim Piccolo as described in more detail at Note D. Before November 1, 2007, the company had no common stock issued or outstanding.

On November 3, 2008, the Company’s shareholders and its Board of Directors approved a 20:1 forward split of its $.001 par value common stock and increased the Company’s authorized common stock shares to 50,000,000. The Company treated the stock split as a retrospective adjustment and is reflected in these financial statements.

NOTE D – RELATED PARTY TRANSACTIONS

As of March 31, 2008, 2007 and 2006, related party transactions consisted of the following:

Jim Piccolo (Piccolo) owns a majority interest in SRP Investments, LLC. The Company maintains a line of credit dated November 30, 2007 with Piccolo.  The total available credit is $2,500,000 and the line matures on November 30, 2010.  Interest accrues at the rate of 10% per annum.  Payment of the outstanding principal will commence on November 30, 2009.  As of March 31, 2008, the unpaid principal and interest due Piccolo was $989,802.  The Company recorded a liability due to Piccolo of $590 as of March 31, 2007.

The Company maintains a line of credit with Nouveau Riche Corporation (NRC) dated October 31, 2007. The total available credit is $2,500,000 and the line matures on October 31, 2010. Interest accrues at the rate of 10% per annum.  Payment of the outstanding principal will commence on October 31, 2009.  As of March 31, 2008, the unpaid principal and interest due NRC was $925,485.

NRC is controlled by Piccolo. The Company shares office space with NRC and NRC paid for almost all office related expenses. The financial position of the Company and operating results could be materially changed if these entities were not under common control.  As of March 31, 2008, the Company incurred $342,564 of management and administrative expenses from NRC per a support services agreement. This agreement requires monthly payments of $22,899 to be paid for support services for the period June 1, 2007 through September 30, 2007 and monthly payments of $41,828 to be paid effective October 1, 2007.

NOTE E — INCOME TAXES

The Company believes it is unlikely that the deferred tax assets will be realized and the deferred tax assets have been fully allowed against. The net deferred tax asset consisted of the following at March 31:

	2008	2007
Depreciation expense	$1,007	$-
Operating loss carryforward	603,180	-
Accrued interest due to related parties	19,963	-
Total deferred tax assets	624,150	-
Valuation allowance	(624,150)	-
Net deferred tax asset	$-	$-

A reconciliation of the expected U.S. federal income tax computed at the statutory rate to the provision for income taxes is as follows for the years ended March 31:
	2008	2007
Tax at federal statutory rate – 34%	$(550,152)	$(48)
State benefit, net of federal tax	(74,756)	(7)
Nondeductible expense	758	55
Change in valuation allowance	624,150	-
Net tax expense	$-	$-

The Company’s federal net operating loss of $1,562,054 expires on March 31, 2028 and its state net operating loss of $1,562,054 expires on March 31, 2013.

NOTE F – COMMITMENT AND CONTINGENCIES

Various legal claims arise from time to time in the normal course of business, which, in the opinion of the management, will have no material effect on the Company’s financial statements.

NOTE G – SUBSEQUENT EVENTS

Acquisition - On October 13, 2008, the Company acquired a 100% membership interest in a Delaware limited liability company and its wholly owned subsidiary, Institute of Construction Management and Technology, LLC, an Arizona limited liability company, (ICMT). ICMT operated an entirely online construction management school. The Company agreed to pay $150,000 by making monthly payments of $15,000 for 10 consequent months commencing November 1, 2008.  In addition, the Company agreed to pay outstanding liabilities of ICMT and/or its parent of $145,214 on a discounted present value basis. In connection with the acquisition, the Company recorded goodwill of $109,953 and other intangible assets totaling $161,422.

The acquisition cost was allocated to the assets acquired and the liabilities assumed on a discounted present value basis as follows:

Current assets	$5,992
Property and equipment	11,195
Identifiable intangible assts other than goodwill	161,422
Goodwill	109,953
Total assets acquired	288,562
Current liabilities assumed	(145,214)
Net assets acquired	$143,348

The following unaudited pro forma information is presented to reflect the operations of the Company as if the acquisition had been completed on April 1, 2007 and 2006, respectively:

For the years ended March 31,	2008	2007
Tuition revenues and other, net	$69,570	$-
Loss before income taxes	$(3,597,942)	$(1,512,967)
Basic and Diluted Loss per Common Share	$(0.43)	N/A

Preferred Stock Issuance – On December 15, 2008, the Company’s Shareholders and its Board of Directors amended the Corporation’s Articles of Incorporation and authorized the Company to issue 5,000,000 shares of $.001 par value non-voting Series A Convertible Preferred Stock (Series A Stock). Each share of Series A Stock can be converted into one share of the Company’s common stock at the holder’s discretion.  Series A Stockholders will be entitled to receive, when and as declared, dividends at the rate of $0.05 per share, payable in arrears on June 30 and December 31 of each year beginning June 30, 2009. Dividends will accumulate to the extent they are not paid on the dividend payment date.  At the option of the Company, the Series A Stock may be redeemed, in whole or in part, at any time at $1.00 per share.

On December 15, 2008, the Company converted $1,779,792 due under the line of credit payable to Piccolo and $2,154,725 due under the line of credit payable to NRC to 3,934,517 shares of Series A Stock issued to Piccolo.

Private Placement – On October 30, 2008, the Company’s Board of Directors authorized a private placement of up to 2,000,000 shares of its common stock, par value $0.001 per share, to accredited investors at a purchase price of $1.00 per share to be executed subsequent to a 20:1 forward split. The Company has received $1,899,000 for 1,899,000 shares of common stock to date.

Sub-Lease – Effective December 1, 2008, the Company entered into a sub-lease agreement with NRC for 7,594 square feet of office space.  The sub-lease requires monthly rental payments of $14,872 with a deposit of $14,872 equal to the last months rent.  The sub-lease terminates on November 30, 2009.

Stock Options – Effective February 1, 2009, the Company’s Board of Directors approved the grant of non-qualified stock options for 4,150,000 shares of the Company’s $0.001 par value common stock at an exercise price of $1.00 per share to certain of the Company’s directors, officers, and management. The options vest on February 1, 2010 and expire five years from the date of grant. The option terminates if the option holder resigns or is terminated for cause by the Company prior to February 1, 2010.

CAPITAL PACIFIC UNIVERSITY

HANSEN, BARNETT & MAXWELL, P.C.
A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS
5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
Phone: (801) 532-2200
Fax: (801) 532-7944

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Stockholders
Capital Pacific University, LLC

We have audited the accompanying consolidated balance sheets of Capital Pacific University, LLC and subsidiary as of March 31, 2008 and 2007, and the related consolidated statements of operations, members’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, and audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Capital Pacific University, LLC and subsidiary as of March 31, 2008 and 2007, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
March 27, 2009

CAPITAL PACIFIC UNIVERSITY, LLC
CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2008 AND 2007

	March 31, 2008	March 31, 2007
ASSETS
Current assets
Cash and cash equivalents	$4,590	$-
Accounts receivable	4,590	-
Other current assets	12,848	12,540
Total current assets	22,028	12,540

Net property and equipment	129,295	185,230

Total Assets	$151,323	$197,770

LIABILITIES AND MEMBERS EQUITY
Current Liabilities:
Accrued expenses and other current liabilities	$21,737	$-
Accounts payable	24,595	803

Total Liabilities	46,332	803

Members' Equity	104,991	196,967

Total Liabilities and Members' Equity	$151,323	$197,770

The accompanying notes are an integral part of these consolidated financial statements.

CAPITAL PACIFIC UNIVERSITY, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED MARCH 31, 2008 AND 2007

	2008	2007
Revenues:
Tuition and other, net	$69,570	$-

Costs and expenses:
Instructional costs	139,595	-
General and administrative	1,909,823	1,512,825
Total costs and expenses	2,049,418	1,512,825
Loss from operations	(1,979,848)	(1,512,825)

Net loss	$(1,979,848)	$(1,512,825)

 The accompanying notes are an integral part of these consolidated financial statements.

CAPITAL PACIFIC UNIVERISTY, LLC
CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY
FOR THE YEARS ENDED MARCH 31, 2008 AND 2007

Members' Equity
Balance - March 31, 2006	$30,094

Net loss	(1,512,825)
Contributions	1,679,698

Balance - March 31, 2007	196,967

Net loss	(1,979,848)
Contributions	1,887,872

Balance - March 31, 2008	$104,991

The accompanying notes are an integral part of these consolidated financial statements.

CAPITAL PACIFIC UNIVERSITY, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED MARCH 31, 2008 AND 2007

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,979,848)	$(1,512,825)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation	85,715	54,448
Changes in operating assets and liabilities		-
Increase in accounts receivable	(4,590)	-
Increase in other current assets	(308)	-
Increase in accounts payable	23,792	803
Increase in accrued expenses and other current liabilities	21,737	-
Net cash used in operating activities	(1,853,502)	(1,457,574)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(29,780)	(222,124)
Net cash used by investing activities	(29,780)	(222,124)

CASH FLOWS FROM FINANCING ACTIVITIES
Members' contributions	1,887,872	1,679,698
Net cash provided by financing activities	1,887,872	1,679,698

NET INCREASE IN CASH	4,590	-
Cash at the beginning of the year	-	-
CASH AT THE END OF THE YEAR	$4,590	$-

The accompanying notes are an integral part of these consolidated financial statements.

CAPITAL PACIFIC UNIVERSITY, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008 AND 2007

NOTE A- NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations – Capital Pacific University, LLC (CPU) incorporated on March 23, 2005 in the state of Delaware.  The Company was owned by Capital Pacific Holdings, Inc. (CPH) until October 13, 2008, when it was acquired by Nouveau Educational Systems, Inc (Nouveau), which is described in more detail in Note F. CPU principal asset is a 100% membership in Institute of Construction Management & Technology, LLC (ICMT), who incorporated on November 30, 2005 in the state of Arizona and operates in Phoenix, Arizona.

The accompanying consolidated financial statements present the operations of the Capital Pacific University, LLC (the Company) and its membership in ICMT on a stand-alone basis for years ended March 31, 2008 and 2007. Any amounts owed to the parent corporation (CPH) for net cash payments are classified as a contribution of capital from the parent corporation.

Initial revenue for the Company began in June 2007. The Company operates as an online university offering undergraduate and graduate degrees as well as certificate programs primarily relating to construction management and technology.

Principles of Consolidation – The consolidated financial statements include the accounts of CPU and its 100% membership interest in ICMT.  Intercompany transactions have been eliminated in consolidation.

Property and Equipment – Property and equipment is carried at cost. Maintenance and repairs are charged to expense as incurred.  Depreciation is computed using the straight-line method based on the estimated useful lives of the individual assets.

Revenue Recognition – The Company recognizes tuition and other income received from students on a straight-line basis over the applicable semester net of refunds or scholarships.

Income Taxes – No provision is made for income taxes in the financial statements. The Company is a limited liability company, and as such, the Company’s income or loss is passed through and included in the tax returns of the Company’s shareholders.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Business Condition – The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the ordinary course of business. As shown in the consolidated financial statements, during the years ended March 31, 2008 and 2007, the Company incurred losses of $1,979,848 and $1,512,825, respectively. During the years ended March 31, 2008 and 2007, the Company's operations used $1,853,502 and $1,457,574 of cash, respectively. The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient cash flows to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain profitable operations. Management has addressed this concern by selling substantially all the assets of the Company to Nouveau Educational Systems, Inc. on October 13, 2008 for $150,000. The sale also included the assumption of certain liabilities.

Recently Issued Accounting Pronouncements – In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard Number 157, Fair Value Measurements, (SFAS 57) which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. The provisions of SFAS No. 157 related to financial assets and financial liabilities were effective during 2008.  With respect to certain nonfinancial assets and nonfinancial liabilities, SFAS No. 157 is effective for fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The Company does not expect that the adoption of SFAS No. 157 with respect to nonfinancial assets and nonfinancial liabilities will have a material impact on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations, and SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements. SFAS No. 141(R) requires an acquirer to measure the identifiable assets acquired, the liabilities assumed and any non-controlling interest in the acquiree at their fair values on the acquisition date, with goodwill being the excess value over the net identifiable assets acquired. SFAS No. 160 clarifies that a non-controlling interest in a subsidiary should be reported as equity in the consolidated financial statements, consolidated net income should be adjusted to include the net income attributed to the non-controlling interest and consolidated comprehensive income shall be adjusted to include the comprehensive income attributed to the non-controlling interest. The calculation of earnings per share will continue to be based on income amounts attributable to the parent. SFAS No. 141(R) and SFAS No. 160 are effective for financial statements issued for fiscal years beginning after December 15, 2008. Early adoption is prohibited. The Company has not yet determined the effect on its consolidated financial statements, if any, upon adoption of SFAS No. 141(R) or SFAS No. 160.

NOTE B – PROPERTY AND EQUIPMENT

Property and equipment consist of the following:
	As of March 31,		Estimated Useful
	2008	2007	Life
Software	$198,602	$175,772	3 years
Office furniture and equipment	87,774	99,629	3 to 7 years
Tenant Improvements	1,698	1,698	3 years
Total	288,074	277,099
Less accumulated depreciation	(158,779)	(91,869)
Property and equipment, net	$129,295	$185,230

Depreciation charged to income was $85,715 and $54,448 for the years ended March 31, 2008 and 2007, respectively.

NOTE C – RELATED PARTY TRANSACTIONS

The Company’s is wholly-owned by Capital Pacific Holdings, Inc., (CPH).   For the years ended March 31, 2008 and 2007, CPH has advanced $1,887,872 and $1,679,698 to the Company, respectively. These amounts are reflected as members’ contributions. At March 31, 2008 and 2007, CPH had made total contributions to the Company of $5,750,363 and $3,862,491, respectively.

NOTE D – COMMITMENT AND CONTINGENCIES

Legal Commitments – Various legal claims arise from time to time in the normal course of business, which, in the opinion of the management, will have no material effect on the Company’s financial statements.

NOTE F – SUBSEQUENT EVENTS

Acquisition - On October 13, 2008, the Company and its interest in ICMT was acquired by Nouveau Educational Systems, Inc (Nouveau). Nouveau agreed to pay $150,000 to the parent corporation (CPH) by making monthly payments of $15,000 for 10 consecutive months commencing November 1, 2008. In addition, the Nouveau agreed to pay outstanding liabilities of the Company and/or its parent totaling $145,214 on a discounted present value basis.

NOUVEAU EDUCATIONAL SYSTEMS, INC.
dba PICCOLO INTERNATIONAL UNIVERSITY

Page
Consolidated Balance Sheets (unaudited) as of December 31, 2008 and March 31, 2008	F-31

Consolidated Statements of Operations (unaudited) for the Nine Months Ended December 31, 2008 and 2007 and for the period February 3, 2005 (Inception of Development Stage) through December 31, 2008	F-32

Consolidated Statements of Stockholders’ Equity (Deficit) (unaudited) for the Nine Months Ended December 31, 2008 and for the period February 3, 2005 (Inception of Development Stage) through December 31, 2008
F-33

Consolidated Statements of Cash Flows (unaudited) for the Nine Months Ended December 31, 2008 and 2007 and for the period February 3, 2005 (Inception of Development Stage) through December 31, 2008	F-34

Notes to Consolidated Financial Statements	F-35

NOUVEAU EDUCATIONAL SYSTEMS, INC. dba PICCOLO INTERNATIONAL UNIVERSITY
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2008	March 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$41,453	$305,523
Receivable from related party	300,000	-
Other current assets	119,209	23,715
Total current assets	460,662	329,238

Property and Equipment, net	490,390	24,217

Intangible assets, net	145,335	-
Goodwill	109,953	-

Total Assets	$1,206,340	$353,455

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$163,313	$21,243
Accrued expenses and other current liabilities	76,603	33,800
Dividends payable	17,247	-
Note payable	113,461	-
Total current liabilities	370,624	55,043

Non-Current Liability:
Payable to related party	26,393	1,915,287

Total Liabilities	397,017	1,970,330

Stockholders' Equity/ (Deficit):
Series A non-voting, convertible preferred stock, $.001 par value, 5,000,000 authorized,
3,934,517 issued and outstanding (aggregate liquidation preference $3,951,764)	3,934,517	-
Common stock, at $0.001 par value per share, 50,000,000 shares authorized, 21,429,000 and
20,000,000 issued and outstanding as of December 31, 2008 and March 31, 2008, respectively.	21,429	20,000
Additional Paid-In Capital (Deficit)	1,383,571	(19,000)
Deficit accumulated during the development stage	(4,530,194)	(1,617,875)
Total Stockholders' Equity/ (Deficit)	809,323	(1,616,875)
Total Liabilities and Stockholders' Equity (Deficit)	$1,206,340	$353,455

The accompanying notes are an integral part of these consolidated financial statements.

NOUVEAU EDUCATIONAL SYSTEMS, INC. dba PICCOLO INTERNATIONAL UNIVERSITY
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	For The Nine Months Ended December 31,		For the Period February 3, 2005 (Inception of Development Stage) Through December 31
	2008	2007	, 2008
Revenues:
Tuition and other, net	$30,695	$-	$30,695

Costs and expenses:
Instructional development costs	1,486,062	195,153	2,219,452
Selling and promotional	111,481	44,044	271,866
General and administrative	1,102,760	355,208	1,775,834
Total costs and expenses	2,700,303	594,405	4,267,152
Loss from operations	(2,669,608)	(594,405)	(4,236,457)
Interest income	-	7	665
Interest expense	(225,464)	(8,423)	(277,155)
Net loss	(2,895,072)	(602,821)	(4,512,947)
Dividend on preferred stock	17,247	-	17,247
Net loss attributable to common stockholders	$(2,912,319)	$(602,821)	$(4,530,194)

Basic and Diluted Loss per Common Share	$(0.14)	$(0.14)
Basic and Diluted Weighted-Average Common Shares Outstanding	20,219,494	4,444,444

The accompanying notes are an integral part of these consolidated financial statements.

NOUVEAU EDUCATIONAL SYSTEMS, INC. dba PICCOLO INTERNATIONAL UNIVERSITY
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
(Unaudited)
	Series A Convertible Preferred Stock		Common Stock		Paid-in Capital	Deficit Accumulated During the Development
	Shares	Amount	Shares	Amount	(Deficit)	Stage	Total
February 3, 2005 (Date of inception of the development stage)	-	$-	-	$-	$-	$-	$-

Net income for the period February 3, 2005 (inception of the development stage) through March 31,2006	-	-	-	-	-	362	362

Balance - March 31, 2006	-	-	-	-	-	362	362

Net Loss	-	-	-	-	-	(142)	(142)

Balance - March 31, 2007	-	-	-	-	-	220	220

Common stock issued in settlement of liability - November 2007, $0.001 per share	-	-	20,000,000	20,000	(19,000)	-	1,000
Net loss	-	-	-	-	-	(1,618,095)	(1,618,095)

Balance - March 31, 2008	-	-	20,000,000	20,000	(19,000)	(1,617,875)	(1,616,875)
Issuance of series A non-voting, convertible preferred stockin settlement of liability - December 15, 2008, $1.00 per share	3,934,517	3,934,517	-	-	-	-	3,934,517
Issuance of common stock, net of $25,000 offering costs -November through December, $1.00 per share	-	-	1,429,000	1,429	1,402,571	-	1,404,000
Dividend on series A preferred stock	-	-	-	-	-	(17,247)	(17,247)
Net loss	-	-	-	-	-	(2,895,072)	(2,895,072)

Balance - December 31, 2008 (Unaudited)	3,934,517	$3,934,517	21,429,000	$21,429	$1,383,571	$(4,530,194)	$809,323

The accompanying notes are an integral part of these consolidated financial statements.

NOUVEAU EDUCATIONAL SYSTEMS, INC. dba PICCOLO INTERNATIONAL UNIVERSITY
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For The Nine Months Ended December 31,		For the Period February 3, 2005 (Inception of Development Stage) Through December
	2008	2007	31, 2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,895,072)	$(602,821)	$(4,512,947)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	86,850	568	90,467
Changes in operating assets and liabilities
Increase in other current assets	(89,502)	(7,850)	(113,217)
Increase (decrease) in accounts payable	(3,143)	17,372	18,100
Increase in accrued expenses and other current liabilities	42,803	10,577	76,603
Net cash used in operating activities	(2,858,064)	(582,154)	(4,440,994)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(525,741)	(8,937)	(553,575)
Receivable from related party	(300,000)	-	(300,000)
Net cash used by investing activities	(825,741)	(8,937)	(853,575)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock	1,404,000	-	1,404,000
Net proceeds of related party notes payable	2,045,623	1,015,607	3,961,910
Payment on note payable	(29,888)	-	(29,888)
Net cash provided by financing activities	3,419,735	1,015,607	5,336,022

NET INCREASE IN CASH	(264,070)	424,516	41,453
Cash at the beginning of the year	305,523	810	-
CASH AT THE END OF THE PERIOD	$41,453	$425,326	$41,453

SUPPLEMENTAL INFORMATION
Cash paid for interest during the year	$112	$-
Cash paid for taxes	-	-

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Conversion of related party notes payable to preferred stock	$3,934,517	$-
Note payable and liabilities assumed in purchase	288,562
Dividends accrued on series A preferred stock	17,247
Issuance of common stock for related party note payable	-	1,000

The accompanying notes are an integral part of these consolidated financial statements.

NOUVEAU EDUCATIONAL SYSTEMS, INC. dba PICCOLO INTERNATIONAL UNIVERSITY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE A- NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations – Nouveau Educational Systems, Inc. (the “Company”) incorporated on February 3, 2005 in the state of Nevada. The Company operates in Scottsdale, Arizona and does business under the name “Piccolo International University” ("College"). The Company has not yet commenced its planned principal operations and is, therefore, considered a development stage company as defined in Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and Reporting by Development Stage Enterprises.

Significant development stage operations did not begin until October 2007. Since inception, the Company developed its business plan to become an online university, offering certificate programs as well as associate, bachelor and masters degree programs.  Emphasis areas include real estate investing, small business management, accounting, finance, marketing, digital marketing, project management, home and building inspection, and construction management and technology.  Since inception of the development stage, the major activities of the Company have included raising capital, hiring professional staff, and developing its online curriculum of programs.

Interim Financial Statements - The accompanying consolidated financial statements include the accounts of the Company for the nine months ended December 31, 2008 and 2007. In the opinion of management, all adjustments necessary for a fair presentation of the financial statements as of December 31, 2008 and for the nine months ended December 31, 2008 and 2007 have been included in the accompanying consolidated financial statements and consist of only normal recurring adjustments. The results of operations presented in the accompanying financial statements for the nine months ended December 31, 2008 and 2007 are not necessarily indicative of the results that may be expected for the full year ending March 31, 2009.

Principles of Consolidation  – The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary Capital Pacific University, LLC, a Delaware limited liability company (CPU) and its wholly owned subsidiary, of 100% ownership of Institute of Construction Management and Technology, LLC, an Arizona limited liability company, (ICMT) (Note E).  All intercompany balances and transactions have been eliminated in consolidation.  The accompanying consolidated financial statements only present the operations of CPU from October 13, 2008, the date of acquisition.

Business Condition - As shown in the accompanying consolidated financial statements, the Company incurred a net loss applicable to common shareholders of $2,912,319 during the nine months ended December 31, 2008, and has incurred losses resulting in a stockholders’ deficit of $4,530,194. The Company had generated revenues of only $30,695 by December 31, 2008.

Management plans to meet its cash needs through drawing on its line of credit and through the private placement of its common stock as described in more detail at Note C in addition to other potential debt offerings. The Company is considered a development stage company and is working to establish its curriculum and customer base as an online university. The Company expects to be successful in this venture, but there is no assurance that its business plan will be economically viable. The ability of the Company to continue as a going concern is dependent on that plan’s success. There can be no assurance that management’s plans will be successful. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Cash and Cash Equivalents – For purposes of reporting cash flows, the Company considers all cash accounts which are subject to withdrawal restrictions or penalties, and highly liquid debt instruments purchased with a maturity of three months or less to be cash or cash equivalents.

The Company maintains cash balances at two financial institutions. At times during the year, the amount of deposits in those institutions may exceed the $250,000 federally insured limit.

Property and Equipment – Property and equipment is carried at cost. Maintenance and repairs are charged to expense as incurred.  Depreciation is computed using the straight-line method based on the estimated useful lives of the individual assets.

Income Taxes – The Company accounts for income taxes based on an asset and liability, approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Deferred income taxes result primarily from the net operating losses and the Company using more accelerated depreciation methods for tax purposes than for financial reporting purposes.

Revenue Recognition – The University recognizes tuition and other income received from students on a straight-line basis over the applicable semester net of refunds or scholarships.

Advertising and Marketing Expenses – Advertising and marketing costs are expensed as incurred.  Advertising and marketing expense for the nine months ended December 31, 2008 and 2007 was $20,914 and $7,788, respectively.

Basic and Diluted Loss Per Share - Basic loss per share amounts are computed by dividing net loss by the weighted-average number of common shares outstanding during each period.  Diluted loss per share amounts are computed assuming the issuance of common stock for potentially dilutive common stock equivalents.  As of December 31, 2008 and 2007, there were outstanding shares of Series A convertible preferred stock that were common stock equivalents of 3,934,517 and 0 shares of common stock, respectively, that were not included in the computation of diluted net loss per common share as their effect would have been anti-dilutive, thereby decreasing the net loss per common share.

Intangible Assets Related to Businesses Acquired – Intangible assets related to businesses acquired principally consist of goodwill, which represents the excess purchase price over the fair value of assets acquired, course curriculum, mailing lists and customer relationships.  The Company accounts for its goodwill and other intangible assets in accordance with Statement of Financial Account Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets (“SFAS 142”) and does not amortize its goodwill and other intangible assets with infinite lives.  In accordance with SFAS 142, the Company’s intangible assets with finite useful lives are amortized over their respective estimated useful lives which range from one to three years.  The Company’s intangible assets including goodwill are reviewed for impairment annually and whenever events or changes in circumstances indicate possible impairment in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

Recently Issued Accounting Pronouncements – In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard Number 157, Fair Value Measurements, (SFAS 157) which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. The provisions of SFAS No. 157 related to financial assets and financial liabilities were effective during 2008.  With respect to certain nonfinancial assets and nonfinancial liabilities, SFAS No. 157 is effective for fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The Company does not expect that the adoption of SFAS No. 157 with respect to nonfinancial assets and nonfinancial liabilities will have a material impact on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations, and SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements. SFAS No. 141(R) requires an acquirer to measure the identifiable assets acquired, the liabilities assumed and any non-controlling interest in the acquiree at their fair values on the acquisition date, with goodwill being the excess value over the net identifiable assets acquired. SFAS No. 160 clarifies that a non-controlling interest in a subsidiary should be reported as equity in the consolidated financial statements, consolidated net income should be adjusted to include the net income attributed to the non-controlling interest and consolidated comprehensive income shall be adjusted to include the comprehensive income attributed to the non-controlling interest. The calculation of earnings per share will continue to be based on income amounts attributable to the parent. SFAS No. 141(R) and SFAS No. 160 are effective for financial statements issued for fiscal years beginning after December 15, 2008. Early adoption is prohibited. The Company has not yet determined the effect on its consolidated financial statements, if any, upon adoption of SFAS No. 141(R) or SFAS No. 160.

NOTE B – PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	December 31, 2008	March 31, 2008

Software	$339,850	$1,021
Office furniture and equipment	224,920	26,813
	564,770	27,834
Less accumulated depreciation	74,380	3,617
Property and equipment, net	$490,390	$24,217

Depreciation charged to income was $70,763 and $568 for the nine months ended December 31, 2008 and 2007, respectively.

NOTE C – COMMON STOCK AND PREFERRED STOCK

Common Stock – On November 1, 2007, the Company issued 1,000,000 shares of its common stock at par value of $0.001 to SRP Investments, LLC, who is owned by a related party. The shares were issued in settlement of a $1,000 balance due to Jim Piccolo. Before November 1, 2007, the Company had no common stock issued or outstanding.

On November 3, 2008, the Company’s shareholders and its Board of Directors approved a 20:1 forward split of its $.001 par value common stock and increased the Company’s authorized common stock shares to 50,000,000. The Company treated the stock split as a retrospective adjustment and is reflected in these financial statements.

On October 30, 2008, the Company’s Board of Directors authorized a private placement of up to 2,000,000 shares of its common stock, par value $0.001 per share, to qualified investors at a purchase price of $1.00 per share to be executed subsequent to a 20:1 forward split. The Company has received $1,404,000 (net of $25,000 offering costs) for 1,429,000 shares of common stock as of December 31, 2008.

The private placement authorized by the Board of Directors was increased to 3,000,000 shares of common stock on March 9, 2009.

Preferred Stock – On December 15, 2008, the Company’s Shareholders and its Board of Directors amended the Corporation’s Articles of Incorporation and authorized the Company to issue up to 5,000,000 shares of $.001 par value non-voting Series A Convertible Preferred Stock (Series A Stock). Each share of Series A Stock can be converted into one share of the Company’s common stock at the holder’s discretion.  Series A Stockholders will be entitled to receive, when and as declared, dividends at the semi-annual rate of $0.05 per share, payable in arrears on June 30 and December 31 of each year beginning June 30, 2009. Dividends will accumulate to the extent they are not paid on the dividend payment date.  At the option of the Company, the Series A Stock may be redeemed, in whole or in part, at any time at $1.00 per share.  Series A Stock has liquidation rights to receive distributions of $1.00 per share plus accrued and unpaid dividends prior to any distribution of assets to holders of common stock.  After payment of the full amount of the liquidating distribution to which they are entitled, holders of Series A stock will be entitled to share in any further liquidation on a pro-rata basis with any other preferred or common stock.

On December 15, 2008, the Company converted $1,779,792 due under the line of credit payable to Piccolo and $2,154,725 due under the line of credit payable to NRC to 3,934,517 shares of Series A Preferred Stock issued to Piccolo and NRC as described in Note D. At December 31, 2008, the Company accrued $17,247 of dividends on these preferred shares.

NOTE D – RELATED PARTY TRANSACTIONS

As of December 31, 2008, and 2007, related party transactions consisted of the following:

The Company maintains a line of credit dated November 30, 2007 with Piccolo.  The total available credit is $2,500,000 and the line matures on November 30, 2010.  Interest accrues at the rate of 10% per annum.  Payment of the outstanding principal will commence on November 30, 2009.  On December 15, 2008, the Company converted $1,779,792 due under the line of credit due to Piccolo to Series A Preferred Stock (Note C).

The Company maintains a line of credit with Nouveau Riche Corporation (NRC) dated October 31, 2007. The total available credit is $2,500,000 and the line matures on October 31, 2010. Interest accrues at the rate of 10% per annum.  Payment of the outstanding principal will commence on October 31, 2009.  As of December 31, 2008 and 2007, the unpaid principal and interest due NRC was $26,393 and $628,607, respectively.  On December 15, 2008, the Company converted $2,154,725 due under the line of credit due to NRC to Series A Preferred Stock (Note C).

NRC is controlled by Piccolo. The Company shared office space with NRC until December 1, 2008 and NRC paid for almost all office related expenses. The financial position of the Company and operating results could be materially changed if these entities were not under common control.  For the nine months ended December 31, 2008 and 2007, the Company incurred $376,452 and $217,080, respectively, of management and administrative expenses from NRC per a support services agreement. This agreement required monthly payments of $22,899 to be paid for support services for the period June 1, 2007 through September 30, 2007 and monthly payments of $41,828 to be paid effective October 1, 2007.  The agreement terminated on January 31, 2009.

Effective December 1, 2008, the Company entered into a sub-lease agreement with NRC for 7,594 square feet of office space.  The sub-lease requires monthly rental payments of $14,872 with a deposit of $14,872 equal to the last months rent.  The sub-lease terminates on November 30, 2009.

The Company advanced $300,000 to NRC on December 30, 2008.  The advance was repaid in full on January 2, 2009.

NOTE E – ACQUISITION

On October 13, 2008, the Company acquired a 100% membership interest in Capital Pacific University, LLC, a Delaware limited liability company (CPU) and its wholly owned subsidiary, Institute of Construction Management and Technology, LLC, an Arizona limited liability company, (ICMT). ICMT operated an entirely online construction management school. The Company agreed to pay $150,000 by making monthly payments of $15,000 for 10 consequent months commencing November 1, 2008.  The Company recorded the note at a fair value of $143,348 using an imputed interest rate of 10%.  At December 31, 2008, the remaining principal amount on the note was $113,461.

In addition, the Company agreed to pay outstanding liabilities of ICMT and/or its parent of $145,214 on a discounted present value basis. In connection with the acquisition, the Company recorded goodwill of $109,953 and other intangible assets totaling $161,422. These intangible assets consist of course curriculum (three year life), customer relationship (two year life) and mailing lists (one year life).

The acquisition cost was allocated to the assets acquired and the liabilities assumed on a discounted present value basis as follows:

Current assets	$5,992
Property and equipment	11,195
Identifiable intangible assts other than goodwill	161,422
Goodwill	109,953
Total assets acquired	288,562
Current liabilities assumed	(145,214)
Net assets acquired	$143,348

The following unaudited pro forma information is presented to reflect the operations of the Company as if the acquisition had been completed on April 1, 2008 and 2007, respectively:

For the nine months ended December 31,	2008	2007

Tuition revenue and other, net	78,041	23,888
Net loss attributable to common stockholders	(3,622,377)	(2,136,391)
Basic and diluted loss per Common Share	(0.18)	(0.48)

NOTE F – INTANGIBLE ASSETS

The primary components of the Company’s intangible assets and the related accumulated amortization as of December 31, 2008 are as follows:
	Gross	Accumulated amortization	Net book value
Intangible assets subject to amortization:
Course curriculum (three years)	$132,000	$(11,000)	$121,000
Customer relationships (two years)	18,150	(2,269)	15,881
Mailing lists (one year)	11,272	(2,818)	8,454
Total	$161,422	$(16,087)	$145,335

The amortization expense for intangibles subject to amortization was $16,087 for the nine months ended December 31, 2008.

The estimated amortization expense for each of the three years subsequent to December 31, 2008, is as follows:

Years Ending December 31,
2009	$61,529
2010	50,806
2011	33,000

NOTE G — INCOME TAXES

The Company believes it is unlikely that the deferred tax assets will be realized and the deferred tax assets have been fully allowed against. The net deferred tax asset consisted of the following at December 31, 2008 and March 31, 2008:

	December 31,	March 31,
	2008	2008
Depreciation	$1,762	$1,007
Operating loss carryforward	1,740,066	603,180
Accrued interest due to related parties	-	19,963
Total deferred tax assets	1,741,828	624,150
Valuation allowance	(1,741,828)	(624,150)
Net deferred tax asset	$-	$-

A reconciliation of the expected U.S. federal income tax computed at the statutory rate to the provision for income taxes is as follows for the nine months ended December 31:
	2008	2007
Tax at federal statutory rate – 34%	$(984,324)	$(204,959)
State benefit, net of federal tax	(133,752)	(27,850)
Nondeductible expense	398	5,539
Change in valuation allowance	1,117,678	227,270
Net tax expense	$-	$-

The Company’s federal net operating loss of $4,505,609 expires on December 31, 2028 and its state net operating loss of $4,505,609 expires on December 31, 2013.

NOTE H – COMMITMENTS AND CONTINGENCIES

Various legal claims arise from time to time in the normal course of business, which, in the opinion of the management, will have no material effect on the Company’s financial statements.

The Company has entered into a sub-lease agreement with NRC terminating on November 30, 2009 as described at Note D.

NOTE I – SUBSEQUENT EVENTS

Securities Exchange Agreement – Effective March 2, 2009, the Company executed an Agreement Concerning the Exchange of Securities with Maple Mountain Pumpkins and Agriculture, Inc. (Shell).  Upon closing on or before April 1, 2009, the Shell shall have 1,250,000 common shares outstanding. At closing, the Shell will issue one share of Shell common stock to the Company common shareholders for each share of Company common stock outstanding and 3,934,517 shares of Shell Series A Preferred Stock issued on terms comparable to the Company’s Series A Stock to the Company’s Series A Stockholders.  The Shell will also issue non-qualified stock options for 4,500,000 shares of Shell common in exchange for and on the same terms as the non-qualified stock options granted by the Company. Pursuant to Board resolutions by the Company on March 25, 2009, the options vest and expire on the same dates as the Company's stock options described below.  The Company has agreed, upon closing, to pay $75,000 in cash and issue promissory notes (Notes) totaling $275,000 bearing interest at the rate of 6% per annum and payable on July 1, 2009. Each Note at maturity shall either be converted into shares of Series A Stock at the rate of $1.00 per share or paid in full.  In the event the Company raises funds through the sale of equity or debt instruments prior to the maturity date of the Notes, 10% of the gross proceeds therefrom shall be used to prepay the Notes.  The Shell’s common stock is quoted on the Electronic Bulletin Board and the Shell has agreed to use its best efforts to continue its OTCBB listing.  The Company deposited $25,000 into an escrow account as a non-refundable breakup fee which will be deducted from the $75,000 cash payment due upon closing.  The closing occured on March 24, 2009.

Stock Options – Effective February 1, 2009, the Company’s Board of Directors approved the grant of non-qualified stock options for 4,150,000 shares of the Company’s $0.001 par value common stock at an exercise price of $1.00 per share to certain of the Company’s directors, officers, and management. The options vest on February 1, 2010 and expire five years from the date of grant.

Effective March 1, 2009, the Company’s Board of Directors approved the grant of non-qualified stock options for 350,000 shares of the Company’s $0.001 par value common stock at an exercise price of $1.00 per share to certain of the Company’s management. The options vest on March 1, 2010 and expire five years from the date of grant.

Private Placement – Subsequent to December 31, 2008, the Company received $695,000 and issued 695,000 shares of common stock pursuant to the private placement described more fully at Note C.

CAPITAL PACIFIC UNIVERSITY

CAPITAL PACIFIC UNIVERSITY, LLC
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2008 AND MARCH 31, 2008
(Unaudited)

	September 30, 2008	March 31, 2008
ASSETS
Current assets
Cash and cash equivalents	$-	$4,590
Accounts receivable	-	4,590
Other current assets	12,916	12,848
Total current assets	12,916	22,028

Net property and equipment	86,303	129,295

Total Assets	$99,219	$151,323

LIABILITIES AND MEMBERS EQUITY
Current Liabilities:
Accrued expenses and other current liabilities	$5,516	$21,737
Accounts payable	17,035	24,595

Total Liabilities	22,551	46,332

Members' Equity	76,668	104,991

Total Liabilities and Members' Equity	$99,219	$151,323

The accompanying notes are an integral part of these consolidated financial statements.

CAPITAL PACIFIC UNIVERSITY, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
(Unaudited)

	September 30,
	2008	2007
Revenues:
Tuition and other, net	$47,346	$1,775

Costs and expenses:
Instructional costs	28,700	97,457
General and administrative	610,797	940,090
Total costs and expenses	639,497	1,037,547
Loss from operations	(592,151)	(1,035,772)

Net loss	$(592,151)	$(1,035,772)

The accompanying notes are an integral part of these consolidated financial statements.

CAPITAL PACIFIC UNIVERISTY, LLC
CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY
FOR THE YEAR ENDED MARCH 31, 2008 AND
THE SIX MONTHS ENDED SEPTEMBER 30, 2008
(Unaudited)

Members' Equity
Balance - March 31, 2007	196,967

Net loss	(1,979,848)
Contributions	1,887,872

Balance - March 31, 2008	104,991

Net loss	(592,151)
Contributions	563,828

Balance - September 30, 2008	$76,668

The accompanying notes are an integral part of these consolidated financial statements.

CAPITAL PACIFIC UNIVERSITY, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
(Unaudited)

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(592,151)	$(1,035,772)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation	42,992	27,224
Changes in operating assets and liabilities		-
Decrease (increase) in accounts receivable	4,590	(324)
Increase in other current assets	(68)	(179)
Decrease in accounts payable	(19,079)	-
Decrease in accrued expenses and other current liabilities	(4,702)	(328)
Net cash used in operating activities	(568,418)	(1,009,379)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	-	(13,740)
Net cash used by investing activities	-	(13,740)

CASH FLOWS FROM FINANCING ACTIVITIES
Members' contributions	563,828	1,023,119
Net cash provided by financing activities	563,828	1,023,119

NET INCREASE IN CASH	(4,590)	-
Cash at the beginning of the year	4,590	-
CASH AT THE END OF THE YEAR	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

CAPITAL PACIFIC UNIVERSITY, LLC
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2008 AND 2007
(Unaudited)

NOTE A- NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations – Capital Pacific University, LLC (CPU) incorporated on March 23, 2005 in the state of Delaware.  The Company was owned by Capital Pacific Holdings, Inc. (CPH) until October 13, 2008, when it was acquired by Nouveau Educational Systems, Inc (Nouveau), which is described in more detail in Note F. CPU’s principal asset is a 100% membership in Institute of Construction Management & Technology, LLC (ICMT).  ICMT incorporated on November 30, 2005 in the state of Arizona and operates in Phoenix, Arizona.

The accompanying consolidated financial statements present the operations of the Capital Pacific University, LLC (the Company) and its membership in ICMT on a stand-alone basis as of September 30, 2008 and for six months ended September 30, 2008 and 2007. Any amounts owed to the parent corporation (CPH) for net cash payments are classified as a contribution of capital from the parent corporation.

Initial revenue for the Company began in June 2007. The Company operates as an online university offering undergraduate and graduate degrees as well as certificate programs primarily relating to construction management and technology.

Interim Financial Statements - The accompanying consolidated financial statements include the accounts of the Company for the six months ended September 30, 2008. In the opinion of management, all adjustments necessary for a fair presentation of the consolidated financial statements as of September 30, 2008 and for the six months ended September 30, 2008 and 2007 have been included in the accompanying consolidated financial statements and consist of only normal recurring adjustments. The results of operations presented in the accompanying consolidated financial statements for the six months ended September 30, 2008 are not necessarily indicative of the results that may be expected for the full year ending March 31, 2009.

Principles of Consolidation – The consolidated financial statements include the accounts of CPU and its 100% membership interest in ICMT.  Intercompany transactions have been eliminated in consolidation.

Property and Equipment – Property and equipment is carried at cost. Maintenance and repairs are charged to expense as incurred.  Depreciation is computed using the straight-line method based on the estimated useful lives of the individual assets.

Revenue Recognition – The Company recognizes tuition and other income received from students on a straight-line basis over the applicable semester net of refunds or scholarships.

Income Taxes - No provision is made for income taxes in the financial statements. The Company is a limited liability company, and as such, the Company’s income or loss is passed through and included in the tax returns of the Company’s shareholders.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Business Condition – The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the ordinary course of business. As shown in the financial statements, during the six months ended September 30, 2008 and 2007, the Company incurred losses of $592,151 and $1,035,772, respectively. During the six months ended September 30, 2008 and 2007, the Company's operations used $568,418 and $1,009,379 of cash, respectively. The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient cash flows to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain profitable operations. Management has addressed this concern by selling substantially all the assets of the Company to Nouveau Educational Systems, Inc. on October 13, 2008 for $150,000. The sale also included the assumption of certain liabilities.

NOTE B – PROPERTY AND EQUIPMENT

Property and equipment consist of the following:
	September 30,	March 31,	Estimated Useful
	2008	2008	Life
Software	$198,602	$198,602	3 years
Office furniture and equipment	87,774	87,774	3 to 7 years
Tenant Improvements	1,698	1,698	3 years
Total	288,074	288,074
Less accumulated depreciation	(201,771)	(158,779)
Property and equipment, net	$86,303	$129,295

Depreciation charged to income was $42,992 for the six months ended September 30, 2008 and $85,715 for the year ended March 31, 2008.

NOTE C – RELATED PARTY TRANSACTIONS

The Company’s is wholly-owned by Capital Pacific Holdings, Inc., (CPH).   For the six months ended September 30, 2008 and 2007, CPH has advanced $563,828 and $1,023,119 to the Company, respectively. These amounts are reflected as members’ contributions. At September 31, 2008 and at March 31, 2008, CPH had made total contributions to the Company of $6,314,191 and $5,750,363, respectively.

NOTE D – COMMITMENT AND CONTINGENCIES

Legal Commitments – Various legal claims arise from time to time in the normal course of business, which, in the opinion of the management, will have no material effect on the Company’s financial statements.

NOTE F – SUBSEQUENT EVENTS

Acquisition - On October 13, 2008, the Company and its interest in ICMT was acquired by Nouveau Educational Systems, Inc (Nouveau). Nouveau agreed to pay $150,000 to the parent corporation (CPH) by making monthly payments of $15,000 for 10 consecutive months commencing November 1, 2008. In addition, the Nouveau agreed to pay outstanding liabilities of the Company and/or its parent of $145,214 on a discounted present value basis.